                                                                    EXHIBIT 10.4

                        LYONDELL PETROCHEMICAL COMPANY

                            EXECUTIVE MEDICAL PLAN






                        EFFECTIVE AS OF OCTOBER 1, 1990

                               TABLE OF CONTENTS
                               -----------------

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
1.   ADMINISTRATION OF THE PLAN............................................    1
     1.1.   Purpose........................................................    1
     1.2.   Delegation of Certain Fiduciary Responsibilities...............    1

2.   ELIGIBILITY AND EFFECTIVE DATES.......................................    3
     2.1.   Eligibility....................................................    3
     2.2.   Enrollment.....................................................    3
     2.3.   Effective Date of Coverage.....................................    4
     2.4.   Dependents.....................................................    4
     2.5.   COBRA and Non-COBRA Coverage Under The Plan....................    5
     2.6.   Change in Coverage Procedure...................................    6

3.   COVERAGE..............................................................    7
     3.1.   Claims Administrator...........................................    7
     3.2.   Percentages Payable............................................    7
     3.3.   Lifetime Maximum Benefit Amount................................    7
     3.4.   Covered Medical Expenses - Regular Expenses....................    7
            (A)    Hospital Expenses.......................................    8
            (B)    Convalescent Facility Expense...........................    9
            (C)    Preoperative Testing Expenses...........................   10
            (D)    Surgical Expenses.......................................   11
            (E)    Birthing Center Expenses................................   13
            (F)    Laboratory And X-Ray Expenses...........................   14
            (G)    In-Hospital Physician Expenses..........................   14
            (H)    In-Hospital Consultation Expenses.......................   15
            (I)    Emergency Medical Physician Expenses....................   16
     3.5.   Covered Medical Expenses - Major Medical
            Expenses Associated with Injury or Disease.....................   16
            (A)    Hospital Expenses.......................................   17
            (B)    Convalescent Facility Expenses..........................   17
            (C)    Freestanding Surgical Expenses..........................   18
            (D)    Home Health Care Expenses...............................   18
            (E)    Hospice Care Expenses...................................   19
            (F)    Dental Expenses Related to Accidents....................   21
            (G)    Certain Medical Expenses Related to
                   Accidents...............................................   21
     3.6.   Covered Medical Expenses - Major Medical
            Expenses Not Associated with Injury or
            Disease........................................................   21
            (A)    Physical Exam Expenses..................................   22
            (B)    Mental Health Problem Expenses..........................   23
            (C)    Other Medical Expenses..................................   24
     3.7.   Treatment of Substance Dependency..............................   26
            (A)    Inpatient Confinement Expenses..........................   26
            (B)    Outpatient Expenses.....................................   27
     3.8.   Limitations and Exclusions-General.............................   29

                                      (i)
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
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
     3.9.   Limitations and Exclusions - Major Medical
            Expenses......................................................... 32
            (A)   Mouth, Jaws and Teeth...................................... 32
            (B)   Mammographies.............................................. 35

4.   COORDINATION OF THE PLAN'S BENEFITS WITH OTHER BENEFITS................. 36
     4.1.   Applicability.................................................... 36
     4.2.   Definitions...................................................... 36
            (A)   Calendar Year.............................................. 36
            (B)   Plan....................................................... 36
            (C)   This Plan.................................................. 37
            (D)   Primary Plan/Secondary Plan................................ 37
            (E)   Allowable Expense.......................................... 37
            (F)   Claim Determination Period................................. 37
     4.3.   Order of Benefit Determination Rules............................. 38
            (A)   General.................................................... 38
            (B)   Rules...................................................... 38
     4.4.   Effect on the Benefits of this Plan.............................. 40
            (A)   When This Section Applies.................................. 40
            (B)   Reduction in This Plan's Benefits.......................... 40
     4.5.   Right to Receive and Release Needed Information.................. 41
     4.6.   Facility of Payment.............................................. 41
     4.7.   Right of Recovery................................................ 41
     4.8.   Multiple Coverage Under This Plan................................ 42
     4.9.   Special Provisions Applicable to Persons
            Eligible for Medicare............................................ 42
            (A)   Applicability.............................................. 42
            (B)   Regular Expenses Calculation............................... 42
            (C)   Major Medical Expenses Calculation......................... 43
            (D)   Medicare Benefits.......................................... 43

5.   TERMINATION OF COVERAGE................................................. 44
     5.1.   Executives....................................................... 44
     5.2.   Dependents....................................................... 44
     5.3.   Handicapped Dependent Child...................................... 45
     5.4.   Retiree.......................................................... 46
     5.5.   Continuation of Coverage Related to Pregnancy.................... 46
     5.6.   Continuation of Coverage Under Certain
            Circumstances.................................................... 46

6.   CONTINUATION COVERAGE (COBRA)........................................... 48
     6.1.   Entitlement to COBRA Coverage.................................... 48
            (A)   Covered as an Executive.................................... 48
            (B)   Covered as a Dependent Spouse.............................. 48
            (C)   Covered as a Dependent..................................... 48
     6.2.   Types of Coverage................................................ 48
     6.3.   Notice of COBRA Events........................................... 49
     6.4.   Duration of COBRA Coverage....................................... 49

                                     (ii)

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
     6.5.   Termination of COBRA Coverage.................................... 50
     6.6.   Cost of COBRA Coverage........................................... 50
     6.7.   Conversion Health Plans.......................................... 51
     6.8.   Questions About COBRA Coverage................................... 51

7.   LEAVES OF ABSENCE....................................................... 52
     7.1.   General.......................................................... 52
     7.2.   Entitlement to Coverage During Family and
            Medical Leave.................................................... 52
     7.3.   Duration of Coverage During Family and Medical
            Leave............................................................ 52
     7.4.   Disqualified Leave and Integration with COBRA.................... 52

8.   CONVERSION PRIVILEGE.................................................... 54
     8.1.   General.......................................................... 54
     8.2.   Eligibility for Conversion Privilege............................. 54
     8.3.   Right to Convert................................................. 54
     8.4.   Restrictions..................................................... 55
     8.5.   Renewal.......................................................... 56
     8.6.   Form of Converted Policy......................................... 56
     8.7.   Premiums......................................................... 56
     8.8.   Effective Date................................................... 56
     8.9.   Converted Policy Provisions...................................... 56

9.   CLAIMS.................................................................. 58
     9.1.   Submission of Claims............................................. 58
     9.2.   Claim Form....................................................... 58
     9.3.   Time Limit for Claims............................................ 58
     9.4.   Examination...................................................... 58
     9.5.   Right to Receive and Release Necessary
            Information...................................................... 58
     9.6.   Payment of Claim................................................. 59
     9.7.   Direction to Pay/Non-Assignability of
            Benefits......................................................... 59
     9.8.   Medicaid Assignments............................................. 59
     9.9.   Charges Reported in Foreign Currency............................. 60
     9.10.  Facility of Payment.............................................. 60
     9.11.  Right of Recovery................................................ 60
     9.12.  Subrogation...................................................... 60
            (A)   Plan's Right to Reimbursement.............................. 60
            (B)   Covered Person's Agreement To
                  Subrogation................................................ 61
            (C)   Limitation To Plan's Subrogation
                  Rights..................................................... 62
            (D)   Subrogation Rights Not Affected By
                  Payment.................................................... 62
            (E)   Lien on Proceeds........................................... 62
     9.13.  Review and Appeal of Claim....................................... 63
     9.14.  Authority of Claims Administrator................................ 63
     9.15.  Interpretation and Administration................................ 63

                                     (iii)
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
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     9.16.   Legal Actions................................................... 65
     9.17.   Qualified Medical Child Support Orders.......................... 65

10.  GENERAL PROVISIONS...................................................... 66
     10.1.   Benefits........................................................ 66
     10.2.   Compliance with Federal Law..................................... 66
     10.3.   Effective Times................................................. 66
     10.4.   Errors/Delays................................................... 66
     10.5.   Entire Contract................................................. 66
     10.6.   Physical Examination and Autopsy................................ 66
     10.7.   Termination or Amendment of the Plan............................ 67
     10.8.   No Replacement for Workers' Compensation........................ 67
     10.9.   Physician-Patient Relationship.................................. 67
     10.10.  Representations................................................. 67
     10.11.  Misstatements of Eligibility Information........................ 67
     10.12.  Mistake of Fact................................................. 67
     10.13.  Reliance on Documents and Information........................... 67
     10.14.  Waiver.......................................................... 68
     10.15.  Plan Not a Contract of Employment............................... 68
     10.16.  No Guarantee of Tax Consequences................................ 68
     10.17.  Severability.................................................... 68
     10.18.  Construction.................................................... 68
     10.19.  Governing Law................................................... 69

11.  DEFINITIONS............................................................. 70
     11.1.   Accident........................................................ 70
     11.2.   Actively at Work or Active Full-Time Work....................... 70
     11.3.   Administrator................................................... 70
     11.4.   Benefits........................................................ 70
     11.5.   Birthing Center................................................. 70
     11.6.   Board and Room Charges.......................................... 71
     11.7.   Child........................................................... 71
     11.8.   Claims Administrator............................................ 72
     11.9.   COBRA........................................................... 72
     11.10.  Company......................................................... 72
     11.11.  Convalescent Facility........................................... 72
     11.12.  Cover, Covered and Coverage..................................... 72
     11.13.  Covered Expenses or Covered Medical Expenses.................... 72
     11.14.  Covered Person.................................................. 73
     11.15.  Custodial Care.................................................. 73
     11.16.  Dentist......................................................... 73
     11.17.  Dependent....................................................... 73
     11.18.  Diagnosis Related Group (DRG)................................... 74
     11.19.  DRG Amount...................................................... 74
     11.20.  Durable Medical Equipment....................................... 74
     11.21.  Effective Date.................................................. 74
     11.22.  Effective Treatment of Substance Dependency..................... 74
     11.23.  Executive....................................................... 75
     11.24.  ERISA........................................................... 75
     11.25.  Experimental.................................................... 75

                                     (iv)

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
     11.26.  FMLA Leave...................................................... 75
     11.27.  FMLA Policy..................................................... 75
     11.28.  Freestanding Surgical Facility.................................. 76
     11.29.  Health Care Provider............................................ 76
     11.30.  Home Health Care................................................ 76
     11.31.  Home Health Care Agency......................................... 77
     11.32.  Home Health Care Plan........................................... 77
     11.33.  Hospice Care.................................................... 78
     11.34.  Hospice Care Agency............................................. 78
     11.35.  Hospice Care Program............................................ 79
     11.36.  Hospice Facility................................................ 79
     11.37.  Hospital........................................................ 80
     11.38.  Incurred........................................................ 80
     11.39.  Injury.......................................................... 80
     11.40.  Intensive Care Unit............................................. 80
     11.41.  Medical Emergency............................................... 80
     11.42.  Medicare........................................................ 81
     11.43.  Medicare Eligibility............................................ 81
     11.44.  Mental Health Problems.......................................... 81
     11.45.  Necessary....................................................... 81
     11.46.  Non-occupational Disease........................................ 82
     11.47.  Non-occupational Injury......................................... 82
     11.48.  Obstetric Care.................................................. 82
     11.49.  Office Visit.................................................... 83
     11.50.  Orthodontic Treatment........................................... 83
     11.51.  Period of Hospital Confinement.................................. 83
     11.52.  Pharmacy........................................................ 83
     11.53.  Physician....................................................... 83
     11.54.  Plan............................................................ 84
     11.55.  Plan Document................................................... 84
     11.56.  Plan Year....................................................... 84
     11.57.  Prescription.................................................... 84
     11.58.  Prescription Drugs.............................................. 84
     11.59.  Reasonable Charge............................................... 84
     11.60.  Retiree......................................................... 85
     11.61.  Sickness........................................................ 85
     11.62.  Skilled Nursing Care............................................ 86
     11.63.  Spouse.......................................................... 86
     11.64.  Substance Dependency............................................ 87
     11.65.  Surgical Services............................................... 87
     11.66.  Terminally Ill.................................................. 87
     11.67.  Total Disability and/or Totally Disabled........................ 87
     11.68.  Treatment Facility.............................................. 88
     11.69.  Treatment of a Mental Health Problem............................ 88

                                      (v)

                         LYONDELL PETROCHEMICAL COMPANY

                             EXECUTIVE MEDICAL PLAN

                          ___________________________

1.   ADMINISTRATION OF THE PLAN.

     1.1. Purpose. This document sets forth the terms and conditions of the Plan with respect to the provision of medical benefits, including all requirements with respect to eligibility, coverage, exclusions and limitations on coverage and rules pertaining to the administration of the Plan. This document serves as the Lyondell Petrochemical Company Executive Medical Plan (the "Plan") and, as such, constitutes a part of such Plan as fully as if set forth therein. The capitalized terms set forth herein shall have the meanings assigned to them in Section 11 of the Plan.

    1.2. Delegation of Certain Fiduciary Responsibilities. The Claims Administrator is the named fiduciary under ERISA with respect to all matters set forth herein as being within the scope of the responsibilities of the Claims Administrator and, as such, the Claims Administrator shall exercise complete discretionary power and authority under the Plan with respect to any such matters, including but not limited to the authority to make all decisions with respect to:

           (A) the administration, initial determination, review and final determination of any and all claims for Benefits under the Plan (including, but not limited to the administration of any claims procedures required by ERISA), the authorization in writing of all disbursements and the preparation of all communications to the Covered Person and other interested parties with respect to any such claim;

           (B) the initial determination of the eligibility of an Executive or Retiree or a Dependent of an Executive or Retiree to participate in the Plan, provided that any final determination of eligibility shall be made by the Administrator;

           (C) the construction and interpretation of all terms, provisions, conditions and limitations of the Plan pertaining to such determinations that have been delegated to the Claims Administrator (including but not limited to the definition of Covered

                Expenses and the determination of the rates at which a Benefit shall be paid), the reconciliation of any inconsistency or the supplying of any omitted detail that may appear in the Plan in such manner and to such extent, consistent with the general terms of the Plan, as the Claims Administrator shall deem necessary or appropriate, and the promulgation and enforcement of such rules and regulations for the administration of the Plan as are not inconsistent with its terms;

           (D) any and all decisions concerning and pursuit of litigation involving (1) issues pertaining to the denial in whole or in part of Benefits and the recovery of overpayments of Benefits or
                (2) the actions of the employees or agents of the Claims Administrator; and

           (E) any and all powers necessary for the accomplishment of such purposes as the Claims Administrator, in its discretion, shall deem necessary or appropriate for the administration of the Plan in accordance with its terms and for the benefit of Covered Persons and, for these purposes, the Claims Administrator may consult with the Administrator.

           The Administrator reserves the absolute right and power to make all final determinations with respect to eligibility of Covered Persons to participate in any aspect of the Plan and with respect to any other issue unrelated to payment of claims for Benefits under the Plan. Any such determination made by the Administrator under the Plan shall be final, binding and conclusive upon all persons and entities.

2.   ELIGIBILITY AND EFFECTIVE DATES.

     2.1.  Eligibility.  Subject to completion of the enrollment requirements of
           Section 2.2, each Executive or Dependent shall be eligible to become a Covered Person on the first date that the Executive enters Active Full-Time Service with the Company on the Executive payroll. If the Executive has transferred to the executive payroll from another Company payroll, the Executive shall be eligible to participate in this Plan on the date of transfer. A Retiree who was eligible to participate in the Plan on the date immediately preceding the date of his retirement from Active Full-Time Service with the Company shall continue to be eligible to participate in the Plan from and after the date of his retirement.

           Notwithstanding any provision of the Plan to the contrary, to the extent required by the Omnibus Budget Reconciliation Act of 1993, P.L. 103-66, a Child who becomes eligible for Coverage under this Plan as a Dependent by virtue of his adoption or placement for adoption with an Executive or Retiree shall be eligible to receive Benefits on the same terms and conditions as apply in the case of any natural born or adopted Dependent Child and shall not be subject to preexisting condition limitations.

    2.2.   Enrollment.

           Each Executive or Retiree shall:

           (A) Complete an enrollment form approved by the Administrator or its delegate naming himself and each of his Dependents, if any, to be Covered;

           (B) Agree to make any required contributions (as determined by the Company); and

           (C) Submit the completed form to the Company or its delegate within 31 consecutive days of the date the Executive (or, in the case of a newly acquired Dependent, the Dependent) becomes eligible for Coverage.

           If the enrollment form is not received within the 31 consecutive day period immediately following the date the person becomes eligible for Coverage, or if the Executive or Retiree withdraws from the Plan and later reenrolls, the Executive or Retiree must submit, at his own expense, evidence of good health acceptable to the Claims Administrator.

    2.3. Effective Date of Coverage. Subject to the enrollment requirements and the following provisions of this Section, Coverage shall become effective on the latest of:

           (A) The date the enrollment form is received by the Company or its delegate;

           (B) The date the Executive commences Active Full-Time Work with the Company on the Executive payroll;

           (C) If the Executive transfers to the executive payroll from another Company payroll, the date of transfer;

           (D) If an Executive or Retiree does not submit his enrollment form within 31 days of becoming eligible for Coverage, the date the Claims Administrator receives his request for enrollment in the Plan if the Claims Administrator approves the enrollment; such approval shall be based on evidence of good health submitted by the Executive or Retiree and approved by the Claims Administrator; or

           (E) If an Executive is not Actively at Work on the date Coverage would otherwise commence, the date he returns to Active Full-Time Work with the Company for one full day.

    2.4. Dependents. A Dependent of an Executive or Retiree shall be eligible for Coverage on the same date the Executive or Retiree is eligible, subject to the enrollment requirements and except as provided below in the provisions concerning the effect of a change of status on Coverage as set forth in the section entitled "Change in Coverage Procedure". In no event will a Dependent be Eligible for Coverage when the Executive or Retiree is not a Covered Person under this Plan, except as provided in (F). No Dependent who is otherwise a Dependent Child shall be eligible under this Plan if the Dependent is also eligible as an Executive. A Dependent who is a Dependent Spouse and an Executive is eligible under this Plan either as an Executive or as a Dependent. Otherwise, Coverage for Dependent shall begin on the latest of:

           (A)  The date the Executive's or Retiree's Coverage begins;

           (B) The date the Executive or Retiree, while Covered, acquires the Dependent, if the Executive or

                Retiree is already covered under a class of Coverage which covers Dependents;

           (C) If a Dependent's enrollment form is received by the Company more than 31 consecutive days after the later of

                (1)  the date the Executive or Retiree acquired the Dependent or

                (2) the date the Executive or Retiree first became eligible for Coverage,

                the date the Company approves his enrollment subject to the provisions of (D) below; such approval shall be based on evidence of good health submitted by the Executive or Retiree and approved by the Claims Administrator.

           (D) If a Dependent of an Executive (but not a Dependent of a Retiree) is confined to a Hospital, Skilled Nursing Facility, Hospice or Convalescent Facility or other similar facility because of Injury or Sickness within 31 days of the date when his Coverage under the Plan would otherwise become effective, the earlier of (1) the date such Dependent has been free of confinement for 31 days (including confinement at home) or (2) the date that satisfactory evidence of good health is approved by the Claims Administrator.

           (E)  If an Executive or Retiree is changing Coverage under Section
                2.6 to a class of Coverage which covers Dependents, the later of
                (1) the date the Dependent is acquired or (2) the date the enrollment change form is received.

           (F) If a Dependent Spouse of an Executive would be eligible as an Executive under this Plan, and the Executive ceases to be eligible, the Dependent Spouse may enroll as an Executive, if not so enrolled, within 31 days from the time the Executive's eligibility ceased without evidence of good health acceptable to the Claims Administrator.

     2.5. COBRA and Non-COBRA Coverage Under The Plan. If, on the day immediately prior to the date on which a person becomes Covered under the Plan because of his status as an Executive, Retiree or Dependent, that person is enrolled in the Plan through the exercise of his rights to continuation coverage under COBRA, then

 (A) the person's change in enrollment from COBRA Coverage to Coverage as an Executive, Retiree or Dependent shall not be deemed to result in a new effective date of Coverage for that person; and

           (B) any limitations on Benefits set forth in this Plan shall apply to all Covered Medical Expenses payable during the Plan Year without regard to whether the Covered Medical Expenses were incurred during the period when the Covered Person was enrolled as a result of the exercise of his COBRA rights or during the period of his enrollment as an Executive, Retiree or Dependent.

     2.6.  Change in Coverage Procedure.

           A Covered Executive or Retiree may elect to change his level of Coverage by notifying his Human Resources representative within 31 days of the date a Dependent is lost or acquired, subject to all relevant terms and conditions of the Plan, including those set forth above in the sections governing the effective dates of Coverage.

3.   COVERAGE.

     3.1. Claims Administrator. Benefits payable for Covered Medical Expenses are described in this Section 3 of the Plan and are administered by the Claims Administrator.

     3.2. Percentages Payable. The Plan shall pay Benefits at 100% of Reasonable Charges, unless otherwise provided. Benefits shall be paid after satisfaction of all terms, conditions and limitations of this Plan. Only charges that, in the opinion of the Claims Administrator, are Reasonable Charges will be considered as Covered Medical Expenses for which reimbursement may be obtained.

           Coverage at 100 percent shall not apply to expenses for which Benefits are payable under any other "plan," as defined in the section entitled "Coordination of Benefits." For such expenses, the Plan shall not pay more than a reduced amount which, when added to Benefits payable under the Coordination of Benefits section, will not exceed 100% of Reasonable Charges covered under this Plan.

     3.3. Lifetime Maximum Benefit Amount. The total amount of aggregate Benefits available under Sections 3.5, 3.6 and 3.7 for a Covered Person during his lifetime is $1,000,000.00. It may be reinstated in full when $1,000 or more is charged against it, if evidence of good health acceptable to the Claims Administrator is provided at the Covered Person's expense. The Covered Person must initiate this process.

           On each January 1, the amount charged against a Covered Person's Lifetime Maximum Benefit will be automatically restored, but by not more than $1,000, unless otherwise authorized by the Administrator. The Plan will not provide benefits for Covered Medical Expenses under Sections 3.5, 3.6 and 3.7 that otherwise exceed the Lifetime Maximum Benefit and are Incurred before the date the Lifetime Benefit Maximum is reinstated or restored.

     3.4.  Covered Medical Expenses - Regular Expenses.

           Covered Medical Expenses under this Section 3.4 shall mean the following Reasonable Charges, as specified below, Incurred for a Covered Person while that person is Covered under the Plan:

           (A)  Hospital Expenses

                If a Covered Person becomes confined in a Hospital because of a disease or Injury, the Plan will pay the following Benefits:

                (1)  Board and Room Benefits--A Benefit equal to 100% of the
                     -----------------------
                     Reasonable Charges the Hospital makes for board and room, but not to exceed the daily Board and Room Charge for each day of confinement for which charges are made. No Benefit is payable for any days of confinement exceeding 365 days during one Period of Hospital Confinement.

                (2)  Miscellaneous Benefits--A benefit equal to 100% of the
                     ----------------------
                     following charges:

                     (a) Reasonable Charges made by the Hospital in its own
                         behalf for services and supplies furnished in direct treatment of the Covered Person, including (i) use of operating, delivery, recovery and treatment rooms; (ii) drugs and dressings; (iii) x-ray and laboratory tests and x-ray and radiation therapy while confined in the Hospital; (iv) administration of blood and blood plasma by a member of the Hospital Staff and (v) physiotherapy and hydrotherapy. Miscellaneous charges specifically exclude Board and Room Charges, and private or special nursing services, whether or not furnished under Hospital direction.

                     (b) Reasonable Charges made by an agency or a Hospital for professional ambulance service when used to transport the Covered Person, when Necessary.

                     (c) Reasonable Charges made by a Physician who is a member of the Hospital Staff or who is an anesthesiologist who is not a member of the Hospital Staff for administration of anesthesia other than local infiltration anesthesia to the Covered Person, but only if the Physician is not the operating Physician or his assistant.

                (3)  Limitations.  Miscellaneous Benefits are payable only for
                     -----------
                     Reasonable Charges Incurred during a period for which benefits for Board and Room Charges are payable, unless the only Hospital charge is for any one of the following:

                     (a) Services furnished on the day of and in connection with a surgical procedure.

                     (b) Emergency treatment for an injury furnished within
                         ninety-six hours of the injury.

                     (c) Emergency treatment for a medical emergency furnished
                         within ninety-six hours of the onset of the medical emergency.

                     No Benefits shall be paid under subsections (1) and (2) for charges associated with a routine vasectomy.

           (B)  Convalescent Facility Expenses

                If a Covered Person becomes confined in a Convalescent Facility, the Plan will pay a Benefit equal to 100% of the Reasonable Charges made by the facility in its own behalf, except as limited below, for the following services and supplies furnished by the facility to the Covered Person for use during the confinement and for convalescing from the disease or Injury causing the confinement:

                (1) Board and room, but not to exceed the daily Board and Room Charge.

                (2)  Use of special treatment rooms.

                (3)  X-Ray and laboratory examinations.

                (4)  Physical, occupational and speech therapy.

                (5)  Oxygen and other gas therapy.

                (6) Other medical services customarily provided by Convalescent Facilities, but not private duty or special nursing services, or Physicians' services.

                (7)  Medical Supplies.

                Limitations
                -----------

                The maximum Benefit payable for each day of Convalescent Facility confinement is the Reasonable Charge made by the facility, excluding, however, any charge which exceeds the daily Board and Room Charge for each day of confinement for which charges are made. No Benefit is payable under this section for any days of a particular confinement in excess of 30 days.

                Any Benefit payable as to a confinement in a distinct part of an institution which meets the definition of Convalescent Facility and also the definition of Hospital will be payable in accordance with this section rather than any Hospital Expenses section.

                No Benefit will be payable for care for (i) Substance Dependency; (ii) chronic brain syndrome; (iii) mental retardation; (iv) senile deterioration; or (v) Mental Health Problems.

           (C)  Preoperative Testing Expenses

                If a Covered Person Incurs Preoperative Testing Expenses, the Plan will pay a Benefit in an amount equal to the Reasonable Charge for expenses, except as limited below.

                (1)  Preoperative Testing Expenses--Reasonable Charges made by a
                     -----------------------------
                     Physician, Hospital, surgery center, or licensed diagnostic laboratory facility, in its own behalf, for outpatient testing prior to scheduled surgery, but only if:

                     (a) the tests are related to the scheduled surgery;

                     (b) the tests are done within the 14 days prior to the
                         scheduled surgery or confinement as an inpatient. If the surgery or confinement occurs after 14 days the tests will be covered only if they are still medically useful.

                     (c) the Covered Person undergoes the scheduled surgery in a
                         Hospital or surgery center. This does not apply if the tests show that the surgery should not be done because of the Covered Person's physical condition;

                     (d) the charges for the surgery are a Covered Medical
                         Expense under this Plan;

                     (e) the tests are done while the Covered Person is not
                         confined as an inpatient in a Hospital;

                     (f) the charges for the tests would have been Covered if
                         the Covered Person was confined as an inpatient in a Hospital;

                     (g) the test results appear in the Covered Person's medical record kept by the Hospital or surgery center where the surgery is to be done; and

                     (h) the tests are not repeated in or by the Hospital or
                         surgery center where the surgery is done.

                (2)  Post-Admission Testing Expenses--The Reasonable Charges
                     -------------------------------
                     made by a Hospital, in its own behalf, for tests provided to a Covered Person on an out-patient basis within 14 days after discharge from Hospital, which are a follow-up to the condition that caused the confinement.

                (3)  Limitations--No benefit will be payable,  under this
                     -----------
                     section, if a Covered Person cancels the scheduled surgery or under any other section for charges Incurred for which a Benefit is payable under this section.

           (D)  Surgical Expenses

                If any Surgical Services of this Plan are rendered to a Covered Person by a Physician for diagnosis or treatment of a disease or Injury, the Plan will pay a Benefit equal to 100% of the Reasonable Charge by the Physician for the Surgical Services, except as provided in (2).

                (1)  Surgical Assistance Services--The professional services of
                     ----------------------------
                     a Physician in rendering technical surgical assistance to the operating Physician in connection with Surgical Services for which Benefits are payable under this Surgical Expenses section, but only if both of the following tests are met:

                     (a) The Surgical Services are rendered while the Covered
                         Person is confined in a Hospital as an inpatient.

                     (b) The Surgical Services are rendered at a time when, as
                         determined by the Claims Administrator, surgical assistance services are not routinely available as a service provided by the Hospital's interns, residents or house officers.

                (2) This Plan will pay a Benefit equal to 100% of the Reasonable Charge for (i) Surgical Services for circumcision performed by a Physician and (ii) lawfully performed voluntary sterilization procedures (tubal ligation and vasectomy).

                (3)  Limitations--No Benefit will be payable for:
                     -----------

                     (a) Postoperative care in connection with a surgical
                         procedure after the end of the longer of (i) the 14 day period following the procedure or (ii) the period of Hospital confinement during which the procedure is performed.

                     (b) Diagnostic x-ray or laboratory services, x-ray or
                         radioactive therapy, or drugs or medicines.

                     (c) Dental work and oral surgery of or related to
                         conditions of the teeth, mouth, jaws, jaw joints or supporting tissues, except surgery needed to

                         (i)   Cut out:

                               - teeth partly or completely impacted in the bone of the jaw;

                               -  teeth that will not erupt through the gum;

                               - other teeth that cannot be removed without cutting bone;

                               - the roots of a tooth without removing the entire tooth.

                         (ii) Cut into the gums and tissues of the mouth when not done in connection with the removal or repair of teeth.

                         (iii) Cut out cysts or tumors

                         (iv)  Treat a fracture, dislocation or wound.

                         (v) Alter the jaw, jaw joints, or bite relationships by a cutting procedure when appliance therapy alone cannot result in functional improvement.

                         In-mouth scaling, planing or scraping, root canal therapy and dental cleaning are not Covered.

                         A dentist is considered to be a Physician for purposes of Covered oral surgery

                     (d) Cosmetic surgery, other than charges for Surgical
                         Services Necessary for the prompt repair of an Injury resulting from an accident.

           (E)  Birthing Center Expenses

                If, because of a pregnancy, a Covered Person incurs Birthing Center Expenses, the Plan will pay a Benefit equal to the Reasonable Charge for such expenses.

                (1)  Birthing Center Expenses:  These are the charges made by a
                     ------------------------
                     Birthing Center, in its own behalf, for services and supplies furnished to a Covered Person for:

                     (a)  Prenatal care;

                     (b)  Delivery of a child or children;

                     (c) Postpartum care rendered within 24 hours after the
                         delivery in connection with a normal delivery.

                (2)  Limitations:  No Benefit will be paid for charges Incurred
                     -----------
                     in connection with a pregnancy for which pregnancy-related expenses are not Covered.

          (F)  Laboratory And X-Ray Expenses

               If Laboratory or X-Ray Services, as defined below, are rendered to a Covered Person to diagnose a disease or Injury, the Plan will pay a Benefit equal to the Physician's Reasonable Charge for the services.

               (1)  Laboratory and X-Ray Services--Any laboratory or x-ray
                    -----------------------------
                    examination made for diagnostic purposes, including the service of a Physician in rendering or interpreting the examination.

               (2)  Limitations--No Benefit will be payable for:
                    -----------

                    (a) An examination made in or through a Hospital, except an examination made in connection with outpatient care for which no other Benefit is payable under this Plan.

                    (b) Any dental x-ray except in connection with an Injury or oral surgery for which a Benefit is payable under the Surgical Expense Benefits section. A dentist is considered to be a Physician for purposes of Covered dental x-rays.

                    (c) Routine mammograms, other than one routine screening by mammography for the presence of occult breast cancer each calendar year for a female Covered Person age 35 or over.

          (G)  In-Hospital Physician Expenses

               If a Physician renders medical treatment for a disease or Injury to a Covered Person while the Covered Person is confined as an inpatient in a Hospital or Convalescent Facility, the Plan will pay a Benefit equal to 100% of the Physician's Reasonable Charges.

               (1)  Limitations--No Benefit will be payable
                    -----------

                    (a) For treatment rendered during any Period of Hospital Confinement which exceeds 365 days, if the Covered Person is in a Hospital, or treatment rendered after 30 days if the Covered Person is in a Convalescent Facility.

                    (b) For any services for which Benefits are payable under any Surgical Expenses section of this Plan, for dental work or treatment, eye examinations or the fitting of glasses, diagnostic x-rays, laboratory services, x-ray or radioactive therapy, drugs or medicines, the administering of an anesthetic, technical surgical assistance rendered to an operating Physician, or consultations, or

                    (c) For treatment rendered to a Covered Person during any confinement which began before this section became applicable to the Covered Person.

          (H)  In-Hospital Consultation Expenses

               If Consultation Services, as described below, are rendered to a Covered Person by a Physician in connection with diagnosis or treatment of a disease or Injury, the Plan will pay a Benefit equal to 100% of the Reasonable Charge by the Physician for the services.

               (1)  Consultation Services--Consultations by a Physician, at the
                    ---------------------
                    request of the Physician who is treating the Covered Person while the Covered Person is confined as an inpatient in a Hospital. A "consultation" means a review of the Covered Person's medical history and the results of x-rays and laboratory examinations, an examination of the Covered Person and a written report by the consulting Physician if requested by the Physician treating the Covered Person.

               (2)  Limitations.  No Benefit will be payable for
                    -----------

                    (a) Any staff consultation required by Hospital rules or regulations.

                    (b) Any consultation in connection with dental work or treatment, routine eye examinations or the fitting of glasses.

                    (c) Any consultation during a period of Hospital confinement that began before this section became applicable to the Covered Person.

          (I)  Emergency Medical Physician Expenses

               If any emergency medical service is rendered to a Covered Person by a Physician for the initial treatment of any medical emergency or Injury, and if no other Benefit is payable for the service under this Plan (excluding Benefits payable under any Major Medical Expenses section), the Plan will pay a Benefit equal to 100% of the Reasonable Charge by the Physician for the service.

               (1)  Limitations.  No Benefit will be payable
                    -----------

                    (a) In connection with Surgical Services, whether or not Benefits are payable under this Plan, or for treatments rendered on or after the date the Surgical Service is provided by Physicians who performed the procedure.

                    (b) For dental work or treatment, eye examinations or fitting of glasses, diagnostic x-rays, drugs or medicines.

                    (c) For services rendered while the Covered Person is confined to a Hospital as an inpatient.

                    (d) For services rendered more than 96 hours following the onset of the medical emergency.

                    (e) For services rendered more than 96 hours following the accident which causes an injury.

    3.5. Covered Medical Expenses - Major Medical Expenses Associated with Injury or Disease.

          Covered Medical Expenses under this Section 3.5 shall mean the following Reasonable Charges, as specified below, for treatment of an Injury or disease Incurred for a Covered Person while that person is Covered under the Plan.

          If Covered Medical Expenses, in excess of Benefits payable for such expenses under any other section of this Plan, are Incurred (i) during a calendar year and (ii) for treatment of a Covered Person, the Plan will pay a Benefit equal to the 100% of the Reasonable Charge of the excess, unless a different level of Benefits is provided for specified expenses in Covered Medical

          Expenses or Limitations. However, not more than the 100% of the Reasonable Charge is payable for all expenses as to a Covered Person during his lifetime regardless of any interruption in coverage.

          Benefits payable under this Section are subject to the Lifetime Maximum Benefit Amount provisions of Section 3.3.

          (A)  Hospital Expenses

               The Board and Room Charges a Hospital makes in its own behalf for days of confinement in excess of 365 days during a Period of Hospital Confinement and other Hospital services. Hospital expenses exclude charges which exceed the daily Board and Room Charge for each day of confinement for which charges are made.

          (B)  Convalescent Facility Expenses

               The Reasonable Charges a Convalescent Facility makes in its own behalf for the following Necessary services and supplies furnished by the facility to a Covered Person while the Covered Person is confined in the facility, after the 30th day of a particular convalescence from the disease or Injury causing the confinement.

               (1) Board and Room Charges exclude, however, any charge which exceeds the daily Board and Room Charge for each day of confinement for which charges are made.

               (2)  Use of special treatment rooms.

               (3)  X-ray and laboratory examinations.

               (4)  Physical, occupational and speech therapy.

               (5)  Oxygen and other gas therapy.

               (6) Other medical services customarily provided by Convalescent Facilities, but not private duty or special nursing services, or Physicians' services.

               (7)  Medical Supplies.

               Convalescent Facility Expenses will not be included as Covered Medical Expenses if they are Incurred in connection with care for
               (i) Substance

               Dependency; (ii) Chronic brain syndrome; (iii) Mental retardation; (iv) Senile deterioration; or (v) Mental Health Problems.

          (C)  Freestanding Surgical Expenses.

               Reasonable Charges for an approved Freestanding Surgical
               Facility.

          (D)  Home Health Care Expenses

               The Reasonable Charges made by a Home Health Care Agency for the following services and supplies furnished to a Covered Person in the Covered Person's home in accordance with a Home Health Care Plan.

               (1) Part-time or intermittent nursing care by a registered graduate nurse (R.N.) or by a licensed practical nurse (L.P.N.), if the services of a registered graduate nurse (R.N.) are not available.

               (2) Part-time or intermittent home health aide services which consist primarily of caring for the Covered Person.

               (3)  Physical therapy, occupational therapy, and speech therapy.

               (4) Medical supplies, drugs and medicines prescribed by a Physician, and laboratory services provided by or on behalf of a Home Health Care Agency, but only to the extent that such charges would have been covered under this policy if the Covered Person had been confined in a Hospital or Convalescent Facility.

               The maximum number of home health care visits to a Covered Person's home that will be covered in any one calendar year is 120 visits. Each visit by a registered graduate nurse (R.N.) or licensed practical nurse (L.P.N.) to provide nursing care, by a therapist to provide physical, occupational, or speech therapy, and each visit of up to 4 hours by a home health aide, will be considered as one visit.

               Home Health Care Expenses will not be included as Covered Medical Expenses if they are Incurred in connection with any of the following:

               (1) Services or supplies not specified in the Home Health Care Plan, or if specified, furnished while the Covered Person is not under the continuing care of a Physician.

               (2) Services of a person who ordinarily resides in the Executive or Retiree's home or is a member of the family of either the Executive or Retiree's wife or husband.

               (3)  Services of any social worker.

               (4)  Transportation services.

               (5)  Custodial care.

          (E)  Hospice Care Expenses

               The Reasonable Charges made for the following furnished to a Covered Person for Hospice Care when given as a part of a Hospice Care Program:

               (1)  Facility Expenses--The Reasonable Charges made in its own
                    -----------------
                    behalf by a Hospice Facility, Hospital, or Convalescent Facility which are for Board and Room Charges and other services and supplies furnished to a Covered Person while a full-time inpatient for (a) pain control; and (b) other acute and chronic symptom management.

                    Benefits for Board and Room Charges shall be payable at the private or semi-private room rate used by the Hospice Facility, as approved by the Claims Administrator.

               (2)  Other Expenses--Reasonable Charges made by a Hospice Care
                    --------------
                    Agency for:

                    (a) Part-time or intermittent nursing care by a registered nurse (R.N.) or licensed practical nurse (L.P.N.) for up to 8 hours in any one day.

                    (b) Medical social services under the direction of a Physician, which include:

                         (i) assessment of the Covered Person's social, emotional and medical needs, and the home and family situation;

                         (ii) identification of the community resources which are available to the Covered Person; and

                         (iii) assisting the Covered Person to obtain those
                               resources needed to meet the Covered Person's assessed needs.

                    (c)  Psychological and dietary counseling.

                    (d) Consultation or case management services by a Physician.

                    (e)  Physical and occupational therapy.

                    (f) Part-time or intermittent home health aide services, for up to 8 hours in any one day, which consist mainly of caring for the Covered Person.

                    (g) Medical supplies, drugs, and medicines prescribed by a Physician.

               (3) Reasonable Charges made by the Health Care Providers below, but only if the Health Care Provider is not an employee of a Hospice Care Agency and such Agency retains responsibility for the care of the Covered Person.

                    (a)  A Physician for consultant or case management services.

                    (b)  A physical or occupational therapist.

                    (c)  A Home Health Care Agency for:

                         (i)   physical or occupational therapy;

                         (ii) part-time or intermittent home health aide services, for up to 8 hours in any one day, which consist mainly of caring for the Covered Person;

                         (iii) medical supplies, drugs and medicines prescribed
                               by a Physician; or

                         (iv)  psychological and dietary counseling.

               (4)  Limitations--Hospice Care Expenses exclude charges for:
                    -----------

                    (a)  bereavement counseling;

                    (b)  funeral arrangements;

                    (c)  pastoral counseling;

                    (d) financial or legal counseling (including estate planning or the drafting of will);

                    (e) homemaker or caretaker services, which are not solely related to care of the Covered Person, including:

                         (i) sitter or companion services for either the Covered Person who is ill or other members of the Covered Person's family;

                         (ii)  transportation;

                         (iii) housecleaning; and

                         (iv)  maintenance of the house;

                      (f) respite care, which is care furnished during a period
                          of time when the Covered Person's family or usual caretaker cannot, or will not, attend to Covered Person's needs.

          (F)  Dental Expenses Related to Accidents

               Reasonable Charges for dental expenses or oral surgery performed by a Physician or legally qualified dentist, subject to the limitations of Section 3.9(A)(1)(c), and required for prompt repair of natural teeth, otherwise in good repair, or of other dental tissue damaged in an accident.

          (G)  Certain Medical Expenses Related to Accidents

               Reasonable Charges for non-surgical medical expenses incurred in connection with Surgical Services considered as cosmetic surgery, when such Surgical Services are required for prompt repair of an Injury resulting from an accident.

    3.6. Covered Medical Expenses - Major Medical Expenses Not Associated with Injury or Disease.

          Covered Medical Expenses under this Section 3.6 shall mean the following Reasonable Charges, as specified below, Incurred for a Covered Person while that person is Covered under the Plan, even though the charges are not incurred in connection with an Injury or disease:

          Benefits payable under this section are subject to the Lifetime Maximum Benefit Amount provisions of Section 3.3.

          (A)  Physical Exam Expenses

               Reasonable Charges made by a Physician for a routine physical examination to a Covered Person who is an Executive or Retiree, an Executive or Retiree's Dependent Spouse, or Dependent Child. A routine physical examination is a medical examination given by a Physician for a reason other than to diagnose or treat a suspected or identified Injury or disease. X-rays, laboratory and other tests given in connection with the examination are included as part of the examination.

               (1) A Physician's physical examination for a Dependent Child must include at least:

                    (a) a review and written record of the Dependent Child's complete medical history;

                    (b)  a check of all body systems; and

                    (c) a review and discussion of the examination results with the Dependent Child or with the parent or guardian.

                    A physical examination may also include the materials for and the administration of immunizations for infectious disease and testing for tuberculosis.

                    Covered Medical Expenses for all physical examinations given to Dependent Child under age 6 will not include charges for:

                    (a) more than six examinations in the first year of the Dependent Child's life.

                    (b) more than one examination in each following year of the Dependent Child's life.

               (2) No more than $750.00 will be paid for all physical examinations given to an Executive or Retiree, an Executive or Retiree's Dependent Spouse or an Executive or Retiree's Dependent Child in a calendar year.

               (3)  Limitations.  No Benefit will be payable for:
                    -----------

                    (a) services which are Covered to any extent under any other section of this Plan; or under any other group plan sponsored by the Company;

                    (b) services which are for diagnosis or treatment of a suspected or identified Injury or disease;

                    (c) examinations given while the Covered Person is confined in a Hospital or other facility for medical care;

                    (d) services not performed by a Physician or under his direct supervision;

                    (e)  medicines, drugs, appliances, equipment or supplies;

                    (f) psychiatric, psychological, personality or emotional testing or examinations;

                    (g)  examinations in any way related to employment;

                    (h)  premarital examinations;

                    (i)  hearing or dental examinations; or

                    (j) a Physician's office visit in connection with immunizations or testing for tuberculosis, unless provided under (1) above.

          (B)  Mental Health Problem Expenses

               (1) Seventy five percent of the Reasonable Charges for psychiatric care rendered by a Physician for Treatment of a Mental Health Problem where the Covered Person is not confined in a Hospital or other facility.

               (2) Seventy five percent of Reasonable Charges for drugs prescribed by a Physician for Treatment of a Mental Health Problem.

          (C)  Other Medical Expenses

               Any of the following Reasonable Charges which have not been included under any other category of medical expenses described in this section:

               (1) Reasonable Charges made by a Physician for visits to a Covered Person in a Hospital which occur more than 365 days after the beginning of period of Hospital Confinement or to a Covered Person in a Convalescent Facility after 30 days.

               (2) Reasonable Charges for treatment by a Physician where a Covered Person is not confined in a Hospital or Convalescent Facility, or treatment rendered more than ninety six hours after an Injury or medical emergency occurs.

               (3) Reasonable Charges for skilled nursing care as required by a Physician made by a registered nurse (R.N.), licensed practical nurse (L.P.N.) under the supervision of an R.N. or nursing agency, other than an R.N., L.P.N. or employee of a nursing agency related to the Executive or the Executive's Dependents. As used here, "skilled nursing care" means these services:

                    (a) Visiting nursing care by an R.N. or L.P.N. Visiting nursing care means a visit of not more than 2 hours for the purpose of performing specific skilled nursing tasks.

                    (b) Private duty nursing by an R.N. or L.P.N. if the Covered Person's Physician has authorized private duty nursing or skilled nursing services due to the Covered Person's condition, visiting nursing care is not adequate, and private duty nursing is Necessary.

                    "Skilled nursing care" does not include:

                    (a) that part or all of any nursing care that does not require the skills of an R.N.; and

                    (b) any nursing care, given while the Covered Person is an inpatient in a health care facility, that could safely and adequately be furnished by the facility's general nursing staff if it were fully staffed.

               (4) Reasonable Charges for post operative office visits with a Physician who provided Surgical Services, where the visits occur more than 14 days after the surgical procedure or the period of Hospital Confinement during which the procedure was performed, whichever is later.

               (5)  Reasonable Charges for:

                    (a) Drugs and medicines which by law require a Physician's prescription or which do not require a Physician's prescription but are ordered by a Physician.

                    (b) Diagnostic x-ray and laboratory examinations while a Covered Person is not confined in a Hospital, including associated Physician's charges, but excluding those examinations performed in connection with routine physical examinations and dental x-rays.

                    (c)  X-ray, radium and radioactive isotopes therapy.

                    (d)  Anesthesia and oxygen.

                    (e)  Rental or purchase of Durable Medical  Equipment.

                    (f) Initial external breast prostheses, the initial bra designed exclusively for use with the prostheses, or the charges for internal prostheses, which are Necessary following the mastectomy; artificial limbs and eyes, but not orthopedic shoes or other supportive devices for the feet.

                    (g) A hearing aid when first acquired following inner ear surgery or when required to correct an impairment caused by a Non-occupational Injury; except that

                         (i) charges for hearing aids obtained more than one year following the surgery or Injury will not be considered Covered Medical Expenses, and

                         (ii) Covered Medical Expenses for eyeglass-type hearing aids will be limited to charges for a comparable device of standard design.

                    (h) Initial set of eyeglasses and/or contact lenses Incurred as a result of cataract surgery when prescribed by the attending Physician.

    3.7.  Treatment of Substance Dependency.

          Benefits payable under this Section are subject to the Lifetime Maximum Benefit Amount provisions of Section 3.3.

          (A)  Inpatient Confinement Expenses

               (1)  General.
                    -------

                    These provisions concerning inpatient confinement for Effective Treatment of Substance Dependency apply only to confinements resulting from diagnosis or recommendation by a Physician and only to Reasonable Charges for expenses to the extent that they are for treatment recognized by the medical profession as appropriate methods of Effective Treatment of Substance Dependency in accordance with broadly accepted standards of medical practice, taking into account the current condition of the Covered Person. For the purposes of this section, a full-time confinement in a Treatment Facility will be considered a Hospital Confinement, but only to the extent Covered by (3) and while Benefits are payable for the confinement under this section.

               (2)  Inpatient Hospital Expenses
                    ---------------------------

                    If a Covered Person is confined as an inpatient in a Hospital solely for treatment of the medical complications of Substance Dependency (such as cirrhosis of the liver, delirium tremens or hepatitis), or if, for Effective Treatment of Substance Dependency, a Covered Person is confined as an inpatient in a Hospital that does not have a section which is a Treatment Facility, any such confinement is Covered for Hospital Expenses to the same extent as any other disease Covered under Section 3.4(A).

               (3)  Inpatient Treatment Facility Expenses
                    -------------------------------------

                    Confinement as a full-time inpatient in a Treatment Facility approved by the Claims Administrator for Effective Treatment of Substance Dependency will also be Covered as any other disease or Injury under Section 3.4(A). Confinement for Effective Treatment of Substance Dependency in a Treatment Facility will be Covered under this Plan only as provided in this Section.

               (4) The Plan will pay a Benefit of 100% of the Reasonable Charge of conjoint therapy or family consultations when Necessary for the Effective Treatment of Substance Dependency, if the therapy occurs while the Covered Person is confined in a Hospital or Treatment Facility for which Benefits are payable under this subsection (A), or while enrolled in a day care or night care program for which Benefits are payable for partial confinement under subsection (B).

          (B)  Outpatient Expenses

               (1)  General
                    -------

                    These provisions apply only to Effective Treatment of Substance Dependency resulting from diagnosis or recommendation by a Physician and only to expenses for Reasonable Charges to the extent that they are recognized by the medical profession as appropriate methods of Effective Treatment of Substance Dependency in accordance with broadly accepted standards of medical practice, taking into account the current condition of the Covered Person.

               (2)  Outpatient Expenses--If, for Effective Treatment of
                    -------------------
                    Substance Dependency (including group, family or individual counseling), expenses are incurred by a Covered Person for Reasonable Charges for services and supplies made by a Hospital or Treatment Facility, while the Covered Person is partially confined or is not confined in a Hospital or Treatment Facility, the following expenses, subject to the limitations of (3) below, will be deemed to be Covered Medical Expenses payable at 100% of Reasonable Charges:

                    (a) Hospital Charges for day or night care programs while the Covered Person is partially confined;

                    (b) Non-Hospital Treatment Facility charges for day or night care programs, if determined to be Necessary by the Claims Administrator, while the Covered Person is partially confined;

                    (c) Physician's charges directly relating to a program of Effective Treatment for Substance Dependency while the Covered Person is partially confined;

                    (d)  Hospital or Treatment Facility charges for

                         (i) services of a Physician, psychologist, nurse, certified addictions counselor and trained staff services;

                         (ii)  rehabilitation therapy and counseling;

                         (iii) family counseling and intervention;

                         (iv) psychiatric, psychological and medical laboratory tests;

                         (v)   drugs and medicines; and

                         (vi) equipment use and supplies while the Covered Person is an outpatient.

    3.8.  Limitations and Exclusions-General.

          Covered Medical Expenses shall not include charges for or related to any of the following:

          (A)  Charges for services or supplies not deemed Necessary.

          (B) Charges for services or supplies which any school system is required to provide under any law.

          (C) Charges for care, treatment, services or supplies that are not prescribed, recommended, and approved by the Covered Person's attending Physician or dentist.

          (D) Charges for procedures, services, drugs and other supplies that are, as determined by the Claims Administrator, experimental or still under clinical investigation by health professionals.

          (E) Charges for services of a resident Physician or intern rendered in that capacity.

          (F) Charges that the Claims Administrator determines are not Reasonable.

          (G)  Charges that are made only because there is insurance.

          (H)  Charges that a Covered Person is not legally obliged to pay.

          (I) Charges that the Claims Administrator determines are for Custodial Care.

          (J) Charges for services and supplies furnished, paid for, or for which Benefits are provided or required by reason of the past or present service of any individual in the armed forces of a government or under any law of a government, including workers' compensation laws. This does not include a plan established by a government for its own employees or their dependents or Medicaid.

          (K) Charges for or related to eye surgery mainly to correct refractive errors.

          (L) Charges for education, special education, or job training whether or not given in a facility that also provides medical or psychiatric treatment.

          (M) Charges for plastic surgery, reconstructive surgery, cosmetic surgery, or other services and supplies which improve, alter, or enhance appearance, whether or not for psychological or emotional reasons, except to the extent needed to:

               (1) Improve the function of a part of the body that is not a tooth or structure that supports the teeth.

               (2) Improve the function of a part of the body that is malformed as the result of a severe birth defect (including harelip or webbed fingers or toes) or as a direct result of disease or surgery performed to treat the disease or Injury.

               (3) Repair an Injury which occurs while the Covered Person is Covered under this policy. Surgery must be performed in the calendar year of the accident which causes the Injury or in the next calendar year.

          (N) Charges that are for therapy, supplies or counseling for sexual dysfunction or inadequacies.

          (O) Charges for or related to sex change surgery or any treatment of gender identity disorders.

          (P) Charges for or related to artificial insemination, in-vitro fertilization, GIFT, or embryo transfer procedures, or for or related to the pregnancy of a surrogate mother.

          (Q)  Charges for the reversal of a sterilization procedure.

          (R)  Charges as an inpatient for a vasectomy.

          (S) Charges for routine dental exams, hearing exams, immunizations, or other preventive services and supplies.

          (T) Charges for or in connection with marriage, family, child, career, social adjustment, pastoral, of financial counseling services.

          (U) Charges for or related to the treatment of obesity or for diet or weight control which have not been approved by the Claims Administrator.

          (V) Charges for Treatment of a Mental Health Problem through (1) primal therapy; (2) Rolfing; (3) psychodrama; (4) megavitamin therapy; (5) bioenergetic therapy; (6) vision perception training; (7) carbon monoxide therapy; or related therapies or treatment.

          (W) Charges for acupuncture therapy, except acupuncture performed by a Physician and used as a anesthesia in connection with surgery that is covered under this Plan.

          (X) Charges for or in connection with speech therapy, except speech therapy that is expected to restore speech to a Covered Person who has lost an existing speech function (the ability to express thoughts, speak words, and form sentences) as the result of a disease or Injury.

          (Y)  Charges for organ and tissue transplants except as follows:

               (1) Surgical procedures performed for the purposes of transplanting a heart, lung, kidney, cornea or liver or for transplanting bone marrow in the treatment of leukemia. However, if the procedure relates to a liver transplant, the Claims Administrator must first determine whether the procedure is Necessary based on the Covered Person's medical condition.

               (2) If a surgical procedure is performed on a Covered Person to transplant a body organ or tissue to another individual due to the disease or Injury of that individual, the hospital, surgical and medical expenses of the Covered Person will be considered Covered Medical Expenses as if incurred for treatment of the donor for a disease or Injury.

               (3) If a surgical procedure is performed on a Covered Person to treat the Covered Person's disease or Injury by transplanting a body organ or tissue from a living person who is not a Covered Person

                    a. the Hospital, surgical and medical expenses of the donor will not be considered Covered Medical Expenses,

                    b. the Hospital, surgical and medical expenses of the Covered Person will be considered Covered Medical Expenses.

               No benefits are payable for:

               (1) Expenses Incurred by the donor or recipient of an organ or tissue transplant who is not a Covered Person if that person is Covered under another plan of group medical Coverage.

               (2)  Expenses incurred for transplants which are not Necessary.

          Any general exclusion or limitation will not apply if Coverage is specifically provided by name in a separate provision or section of this Plan or Coverage of the charge is required under any law that applies to the Coverage.

          Before determining Benefits under any section, the amount related to the preceding charges will be deducted from the Covered Person who is Covered under that section and, if this Plan contains a Coordination of Benefits With Other Plans, the amount of the preceding charges will not be included as Allowable Expenses.

          No Benefits are payable under this Plan to the extent that the provision of Benefits is prohibited by any law of the jurisdiction in which the Covered Person resides at the time claim is incurred.

    3.9. Limitations and Exclusions - Major Medical Expenses. The following limitations and exclusions shall apply in determining Covered Medical Expenses for those services or charges listed in this Section 3.9.

          (A)  Mouth, Jaws and Teeth

               (1)  Limitations.  Covered Medical Expenses include only those
                    -----------
                    services rendered and supplies needed for the following treatment of or related to conditions of the teeth, mouth, jaws, jaw joints, or supporting tissues (including bones, muscles, and nerves). For these expenses, Physician includes a dentist.

                     (a) Surgery needed to:

                         (i)   Treat a fracture, dislocation, or wound.

                         (ii)  Cut out:

                               - teeth partly or completely impacted in the bone of the jaw;
                               -  teeth that will not erupt through the gum;
                               - other teeth that cannot be removed without cutting the bone;
                               - the roots of a tooth without removing the entire tooth; or
                               -  cysts, tumors, or other diseased tissues.

                         (iii) Cut into the gums and tissues of the mouth when
                               not done in connection with the removal or repair of teeth.

                         (iv) Alter the jaw, jaw joints, or bite relationships by a cutting procedure when appliance therapy alone cannot result in functional improvement.

                     (b) Non-surgical treatment of infections or diseases not of or related to the teeth.

                     (c) Dental work, surgery and orthodontic treatment needed
                         to remove, repair, replace, restore, or reposition natural teeth damaged, lost or removed or other body tissues of the mouth fractured or cut due to Injury if:

                         (i) The accident causing the Injury occurs while the Covered Person is Covered under this section;

                         (ii) Such teeth must have been free from decay or in good repair and firmly attached to the jaw bone at the time of the Injury;

                         (iii) The treatment must be done in the calendar year of the accident or the next one.

                         If crowns (caps), dentures (false teeth), bridgework, or in-mouth appliances are installed due to such Injury, Covered Medical Expenses include only charges for:

                         (i) the first denture or fixed bridgework to replace lost teeth;

                         (ii) the first crown needed to repair each damaged tooth; and

                         (iii)  an in-mouth appliance used in the first course
                               of orthodontic treatment after the Injury.

                (2)  Exclusions.  The following are excluded from Covered
                     ----------
                     Medical Expenses:

                     (a) Charges to remove, repair, replace, restore or
                         reposition teeth lost or damaged in the course of biting or chewing;

                     (b) Charges to repair, replace, or restore fillings,
                         crowns, dentures or bridgework;

                     (c) Charges for non-surgical periodontal treatment;

                     (d) Charges for in-mouth scaling, planing or scraping;

                     (e) Charges for myofunctional therapy which is muscle
                         training therapy, or training to correct or control harmful habits;

                     (f) Charges for mouth appliances, crowns, bridgework,
                         dentures, tooth restorations, or any related fitting or adjustment services, except as provided for Injury; whether or not the purpose of such services or supplies is to relieve pain;

                     (g) Charges for root canal therapy or dental cleaning;

                     (h) Charges for routine tooth removal (not needing cutting of bone), except as provided for Injury.

           (B)  Mammographies

                Charges Incurred by a female Covered Person age 35 or over for one routine screening by mammography each calendar year for the presence of occult breast cancer, whether or not incurred in connection with a disease or Injury.

4.  COORDINATION OF THE PLAN'S BENEFITS WITH OTHER BENEFITS.

    4.1.   Applicability.

           (A) This Coordination of Benefits ("COB") provision applies to This Plan when a Covered Person has health care coverage under more than one Plan. "Plan" and "This Plan" are defined below.

           (B) If this COB provision applies, the order of benefit determination rules should be looked at first. Those rules determine whether the benefits of This Plan are determined before or after those of another plan. The benefits of This
                Plan:

                (1) shall not be reduced when, under the order of benefit determination rules, This Plan determines its benefits before another plan; but

                (2) may be reduced when, under the order of benefits determination rules, another plan determines its benefits first. The above reduction is described in Section 4.4 "Effect on the Benefits of This Plan" below.

    4.2.   Definitions.

           (A)  Calendar Year.

                The period extending from January 1 of any year to December 31 of the same year.

           (B)  Plan.

                Any of the following plans or programs which provides benefits or services for, or because of, medical or dental care or treatment:

                (1) Group insurance or group-type coverage, whether insured or uninsured. This includes prepayment, group practice or individual practice coverage. It also includes coverage other than school accident-type coverage.

                (2) Automobile reparations (no-fault) insurance required under any law of a government and provided on other than a group basis, but only to the extent of the benefits required under such no-fault law.

                The term "Plan" will be construed separately with respect to each policy, contract, or other arrangement for benefits or services and separately with respect to that portion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other Plans into consideration in determining its benefits and that portion which does not.

           (C)  This Plan.

                The Lyondell Petrochemical Company Executive Medical Plan as amended and restated effective October 1, 1990, that is set forth herein.

           (D)  Primary Plan/Secondary Plan.

                The order of benefit determination rules state whether This Plan is a Primary Plan or Secondary Plan as to another plan covering the person.

                When This Plan is a Primary Plan, its benefits are determined before those of the other plan and without considering the other plan's benefits.

                When This Plan is a Secondary Plan, its benefits are determined after those of the other plan and may be reduced because of the other plan's benefits. When there are more than two plans covering the person, This Plan may be a Primary Plan as to one or more other plans, and may be a Secondary Plan as to a different plan or plans.

           (E)  Allowable Expense.

                The Reasonable Charge for a Necessary item of medical or dental expense at least partly covered under at least one of the Plans covering the person for whom the claim is made.

                When a plan provides benefits in the form of services, the reasonable cash value of each service rendered will be considered both an Allowable Expense and a benefit paid.

           (F)  Claim Determination Period.

                A calendar year. However, if a person is not eligible for Benefits under this Plan during all of a calendar year, then the Claim Determination Period for the person as to that year will be the total period thereof during which he was eligible for Benefits.

    4.3.   Order of Benefit Determination Rules.

           (A)  General.

                When there is a basis for a claim under This Plan and another plan, This Plan is a Secondary Plan which has its benefits determined after those of the other plan, unless

                (1) The other plan has rules coordinating its benefits with those of This Plan; and

                (2) Both those rules and This Plan's rules, in Subsection 4.3.(B), below, require that This Plan's benefits be determined before those of the other plan.

           (B)  Rules.

                This Plan determines its order of benefits using the first of the following rules which applies:

                (1)  Non-Dependent/Dependent.  The benefits of the plan which
                     -----------------------
                     covers the person other than as a dependent are determined before those of the plan which covers the person as a dependent; except that if the person is also a Medicare beneficiary, and as a result of the rule established by Title XVIII of the Social Security Act and implementing regulations, Medicare is:

                     (a) Secondary to the plan covering the person as a
                         dependent, and

                     (b) Primary to the plan covering the person as other than a dependent (e.g. a retired employee),

                     then the benefits of the plan covering the person as a dependent are determined before those of the plan covering that person as other than a dependent.

                (2)  Dependent Child/Parents not Separated or Divorced.  Except
                     -------------------------------------------------
                     as stated in Paragraph (B)(3) below, when This Plan and another plan cover the same child as a dependent of different persons, called "parents".

                     (a) The benefits of the plan of the parent whose birthday
                         falls earlier in a year are determined before those of the plan of the parent whose birthday falls later in that year; but

                     (b) If both parents have the same birthday, the benefits of the plan which covered one parent longer are determined before those of the plan which covered the other parent for a shorter period of time.

                         However, if the other plan does not have the rule described in (a) immediately above, the rule in the other plan will determine the order of benefits.

                (3)  Dependent Child/Parents Separated or Divorced.  Except as
                     ---------------------------------------------
                     otherwise required under the terms of a valid qualified medical child support order ("QMCSO"), if two or more plans cover a person as a dependent child of divorced or separated parents, benefits for the child are determined in this order:

                     (a) First, the plan of the parent with custody of the
                         child;

                     (b) Then, the plan of the Spouse of the parent with the
                         custody of the child; and

                     (c) Finally, the plan of the parent not having custody of
                         the child.

                     However, if the specific terms of a valid QMCSO state that one of the parents is responsible for the health care expense of the child, and the entity obligated to pay or provide the benefits of the plan of that parent has actual knowledge of those terms, the benefits of that plan are determined first. The plan of the other parent shall be the Secondary Plan. This paragraph does not apply with respect to any Claim Determination Period or Plan Year during which any benefits are actually paid or provided before the entity has that actual knowledge.

                (4)  Active/Inactive Employee.  The benefits of a plan which
                     ------------------------
                     covers a person as an employee who is neither laid off nor retired or a dependent of such Person are determined before those of a plan which covers that person as a laid off or retired employee or a dependent of such person. If the other plan does not have this rule, and if, as a result, the plans do not agree on the order of benefits, this Section 4.3(B)(4) is ignored.

                (5) If none of the above applies, the Plan under which the person has been covered the longest will be deemed to pay its benefits first except in the case shown below.

                (6)  Continuation Coverage.  If a person whose coverage is
                     ---------------------
                     provided under a right of continuation pursuant to federal or state law also is covered under another plan, the following shall be the order of benefit determination:

                     (a) First, the benefits of a plan covering the person as an employee, member or subscriber (or as that person's dependent);

                     (b) Second, the benefits under the continuation coverage.
                         If the other plan does not have the rule described above, and if, as a result, the plans do not agree on the order of benefits, this Section 4.3(B)(5) is ignored.

    4.4.   Effect on the Benefits of this Plan.

           (A)  When This Section Applies.

                This Section 4.4 applies when, in accordance with Section 4.3, this Plan is a Secondary Plan as to one or more other plans. In that event, the benefits of This Plan may be reduced under this section. Such other plan or plans are referred to as "the other plans" immediately below.

           (B)  Reduction in This Plan's Benefits.

                The benefits of This Plan will be reduced when the sum of:

                (1) The benefits that would be payable for the Allowable Expense under This Plan in the absence of this COB provision; and

                (2) The benefits that would be payable for the Allowable Expenses under the other plans, in the absence of provisions with a purpose like that of this COB provision, whether or not claim is made; exceeds those Allowable Expenses in a Claim Determination Period. In that case, the benefits of This Plan will be reduced so that they and the benefits payable under the other plans do not total more than those Allowable Expenses.

                When the total amount of benefits of This Plan are reduced as described above, each benefit is reduced in proportion and the reduced amount charged against any applicable benefit limit of This Plan.

    4.5. Right to Receive and Release Needed Information. Certain facts are needed to apply these COB rules. The Claims Administrator has the right to decide which facts it needs. It may get needed facts from or give them to any other organization or person. The Claims Administrator need not tell, or get the consent of, any person to this. Each person claiming Benefits under This Plan must give the Claims Administrator any facts it needs to pay the claim.

    4.6. Facility of Payment. A payment made under another plan may include an amount which should have been paid under This Plan. If it does, the Claims Administrator, in its sole discretion, may pay that amount to the organization which made that payment. That amount will then be treated as though it were a benefit paid under This Plan. The Claims Administrator will not have to pay that amount again.

    4.7. Right of Recovery. If the amount of the payments made by the Claims Administrator is more than it should have paid under this COB provision, it may recover the excess from one or more of:

           (A)  The persons it has paid or for whom it has paid;

           (B)  Insurance companies; or

           (C)  Other organizations.

           The "amount of the payments made" includes the reasonable cash value of any benefits provided in the form of services. Such right of recovery does not affect any other right of recovery this Plan may have with respect to such overpayment.

    4.8. Multiple Coverage Under This Plan. If a Covered Person is covered under this Plan both as an Executive and a Dependent, or as a Dependent of 2 Executives, the following will also apply to this provision:

           (A) The person's coverage in each capacity under this plan will be established separately as a "Plan".

           (B) The Order of Benefit Determine Rules will be applied to the "Plans" established above as well as to all other Plans.

           (C) This provision will not apply more than once to determine the total benefits payable to the Covered Person for each claim under this Plan.

    4.9.   Special Provisions Applicable to Persons Eligible for Medicare

           (A)  Applicability

                These provisions will not apply and Medicare will not have any effect on Benefits payable under this Plan at any time when the Company's compliance with federal law requires Benefits to be determined under this Plan for a Covered Person before Medicare determines its benefits.

           (B)  Regular Expenses Calculation

                The amount of Covered Medical Expenses under Regular Expenses as to a Covered Person will be the excess of 1 over 2. No Benefit will be payable if 1 does not exceed 2.

                1. The Benefits that would be payable as Regular Expenses, as if no charge to which the Coverage applies were covered under Medicare.

                2. The Benefits provided under Medicare as to those charges to which are covered as Regular Expenses. A separate determination of Medicare benefits, by Coverage, will be made as in 1. Benefits provided by Medicare will be taken into account if the Covered Person is eligible for Medicare, whether or not the Covered Person is entitled to Medicare benefits.

                A benefit calculation, as described above, will be made as to each claim for Benefits. No recalculation of Benefits will be made as to charges included in a prior claim for, or prior calculation of, Benefits.

                Any Benefits payable, as calculated above, and the Benefits referred to in 1. above, will be determined before the terms under the Coordination of the Plan's Benefits section are applied.

                The provisions of (B) and (C) shall not be applied if the Covered Person is an Executive age 65 or over or if the Covered Person is eligible for Medicare due to disability, and Covered Medical Expenses under the Plan shall be calculated without reduction for Medicare.

           (C)  Major Medical Expenses Calculation

                Covered Medical Expenses under Major Medical Expenses Coverage will be reduced before any coinsurance percentage is applied, by any benefits provided under Medicare as to charges to which both Medicare and Major Medical Expenses Coverage pertain. Benefits provided by Medicare will be taken into account while the Covered Person is eligible for any Medicare coverage, whether or not the Covered Person is entitled to Medicare benefits.

                As to Medicare, the terms of this section will apply instead of any governmental benefit exclusion.

           (D)  Medicare Benefits

                In determining benefits provided under Medicare, any deductible that applies to charges made by various providers of care will be applied against charges to which this Plan's Coverage pertains in the order the charges are received.

                If a benefit claim includes more than one charge, any remaining Medicare deductible will he applied to charges of the various providers of services, starting with the largest charge, then the next largest, etc.

                If benefits provided by Medicare for a charge to which this Plan's Coverage pertains cannot be determined from the above rules, then reasonable estimates of the amount of the benefits will be made, on a non-discriminatory basis, and will be used to determine any Benefits under this Plan.

5.  TERMINATION OF COVERAGE.

    If all or any part of an Executive's or Retiree's Coverage terminates, then the corresponding Coverage for his Dependents, if any, shall terminate simultaneously, subject to the provisions below under the heading "Continuation of Coverage" under certain circumstances.

    5.1. Executives. An Executive's Coverage shall terminate on the earliest to occur of the following:

           (A) The last day of the month in which the Executive terminates employment, for a reason other than a disability retirement;

           (B)  The date of the Executive's death;

           (C) The last day of the month in which the Employee transfers to a position with the Company that is not on the executive payroll; or

           (D)  The effective date of termination of the Plan.

    5.2. Dependents. Subject to the provisions below for Handicapped Dependent Children and totally disabled Dependents, Coverage for a Covered Dependent shall terminate on the earliest to occur of the following:

           (A) The date on which the Employee's or Retiree's Coverage terminates, but if Coverage terminates due to the Executive's or Retiree's death, the last day of the month in which her death occurs;

           (B) The last day of the month in which the individual ceases to be a Dependent; or, if earlier, when the individual, if a Dependent Child, becomes an Executive;

           (C)  The date of the Dependent's death; or

           (D) If the Dependent is Totally Disabled on the date on which Coverage would otherwise terminate under this subsection,

                (1)  Coverage for Regular Expenses (except Emergency Medical
                     Care) incurred while the Dependent remains Totally Disabled will be continued for three months after the date Coverage would have otherwise terminated.

                     However, Coverage for Hospital or Convalescent Facility confinements beyond this three month period will be continued (a) if this is a Hospital Confinement, it began before the date that Coverage would have otherwise terminated under this subsection; and (b) if this is a Convalescent Facility confinement, the Convalescent Facility Confinement and previous Hospital confinement of at least three consecutive days both took place before the date Coverage would have otherwise terminated under this subsection.

                (2) Coverage for services or treatment related to Major Medical Expenses will be continued until the earlier of the time:

                     (a)  the disability ends:
                     (b) twelve months from the date Coverage would have
                         otherwise terminated under this subsection; or
                     (c) the Dependent became covered by another group health
                         plan which provides lesser benefits.

    5.3. Handicapped Dependent Child. A Handicapped Child is an Executive or Retiree's Child who meets the definition of Dependent under Section 11.18(D) of the Plan and who is chiefly dependent upon the Executive or Retiree for support and maintenance. The following shall apply to a Handicapped Child who reaches the age at which he would otherwise cease to be a Covered Dependent unless the Handicapped Child has been issued a personal medical conversion policy. If he is then a Handicapped Child, the Plan shall continue to consider him as a Covered Dependent while he remains a Handicapped Child if the Executive or Retiree submits to the Claims Administrator proof of the Child's incapacity. Furthermore, if a Handicapped Child was covered under any group health plan of the Company on the date immediately preceding the effective date of the Executive's Coverage, the Child shall be considered as a Dependent while remaining a Handicapped Child.

           The Claims Administrator shall have the right to require satisfactory proof of continuance of the incapacity of a Handicapped Child and the right to examine such Child, but not more than once a year after two years have elapsed from the date the Child reaches an age at which he would have otherwise ceased to be a Covered Dependent. Upon failure to submit such required proof or to undergo such an examination, or when such Child ceases to be so incapacitated or when Dependent Coverage terminates for any reason other than reaching an age at which a Child would have otherwise ceased to be a Covered Dependent, Coverage with respect to him shall cease. The continuance of Coverage shall be subject to all provisions of the Plan relating to termination of Coverage except as modified by this section.

           Proof that a Child is fully Handicapped must be submitted to the Claims Administrator no later than 31 days after the date the Child reaches the age at which he would otherwise cease to be a Covered Dependent.

    5.4.   Retiree.  Retiree Coverage terminates on the earlier of:

           (A)  The day of the Retiree's death; or

           (B) The effective date of termination of the Plan or the amendment of the Plan in a manner that eliminates Coverage for a class of Covered Persons of which the Retiree is a member.

    5.5. Continuation of Coverage Related to Pregnancy. If any or all Coverage would otherwise terminate for a Covered Person during a pregnancy

           (A) As to any applicable sections except Major Medical Expenses, any Benefit provided under that section for her pregnancy expenses will continue to be available for such expenses Incurred in connection with that pregnancy, but not beyond the end of a period of 3 months following termination of the pregnancy.

           (B) As to any Major Medical Expenses section, any Benefit provided under such section for her pregnancy expenses will continue to be available for such expenses Incurred in connection with pregnancy, but not beyond the end of a period of 12 months following the date her Coverage terminates.

           (C)  Limitations

                No benefits will be payable if the applicable section terminates as to the Eligible Class of which the Executive or Retiree is a member.

    5.6. Continuation of Coverage Under Certain Circumstances. A Covered Person's Coverage under the Plan may be extended under the following circumstances:

           (A) The Executive's eligibility for a qualifying FMLA Leave taken in accordance with applicable provisions of the Company's FMLA Policy, as described in Section 7 of the Plan; or eligibility under the Company's general leave of absence policy;

           (B) The Covered Person's eligibility for continued Coverage pursuant to the requirements of COBRA;

           (C) The Executive's eligibility for and receipt of a benefit under a severance plan or an early retirement plan that, by its terms, provides for continuation of Coverage under this Plan.

6.  CONTINUATION COVERAGE (COBRA).

    6.1.   Entitlement to COBRA Coverage.

           (A)  Covered as an Executive.

                If a Covered Person is covered by the Plan as an Executive or Retiree, he has the right to elect COBRA coverage if he loses Coverage because:

                (1) If he is an Executive, his hours of employment with the Company are reduced;

                (2) If he is an Executive, his employment with the Company is terminated (for reasons other than his gross misconduct); or

                (3) If he is a Retiree, certain bankruptcy proceedings commence concerning the Company.

           (B)  Covered as a Dependent Spouse.

                If a Covered Person is Covered by the Plan as the Dependent Spouse of an Executive, he has the right to elect COBRA coverage for himself if he loses Coverage for any of the reasons in (A) above or for one of the following reasons:

                (1)  The Executive dies;

                (2)  He becomes divorced or legally separated; or

                (3)  He becomes entitled to Medicare.

           (C)  Covered as a Dependent Child.

                If a Covered Person is Covered by the Plan as a Dependent Child of an Executive, he has the right to elect COBRA coverage for himself if he loses Coverage for any of the reasons in (A) or
                (B) above, or if he ceases to be a Dependent Child eligible for Coverage under the Plan.

    6.2. Types of Coverage. A Covered Person does not have to show that he is insurable to elect COBRA coverage. Each Covered Person who is eligible to elect COBRA coverage is entitled to make a separate coverage election. Thus, a Dependent Spouse or Dependent Child may elect COBRA coverage even if the Covered Executive does not make that election. Similarly, a Dependent Spouse or Dependent Child may elect coverage different from the coverage the Executive elects.

    6.3. Notice of COBRA Events. Under COBRA, each Covered Executive or Dependent must inform the Company of a divorce, legal separation, or a Child's losing Dependent status under the Plan within 60 days after the date of such event. If notice is not received within that 60-day period, the Covered Person will not be entitled to elect COBRA coverage. If the Covered Person elects COBRA coverage, the Covered Person must notify the Company immediately if an event occurs that causes that coverage to be cut short (as described below).

           If a Covered Person elects COBRA coverage due to a employment termination (other than gross misconduct) or reduction in hours and the Social Security Administration determines that the Covered Person was disabled on the date of such termination or reduction in hours, he must notify the Claims Administrator of that fact within 60 days after the date of such determination and within the 18-month period described below. He also must notify the Claims Administrator within 30 days after the date he is determined to be no longer disabled.

           When the Company is notified of a divorce, legal separation, or loss of dependent status, or determines that one of the other events described in Section 6.1(A), (B), or (C) has occurred, the Company will notify the Covered Person of his COBRA coverage election rights. Notice to a parent is also notice to any Dependent Children who would also lose Coverage under the Plan.

           A Covered Person must notify the Company in writing if he wants to elect COBRA coverage within 60 days of the later of (1) the date of the Company's notice to him or (2) the date he would lose Coverage because of an event described above. A parent can elect COBRA coverage on behalf of Dependent Children.

    6.4. Duration of COBRA Coverage. If a Covered Person does not elect COBRA coverage when it is offered to him, his Coverage under the Plan will end. If he elects COBRA coverage, his coverage will be identical to the Coverage provided under the Plan to similarly situated Executives or Dependents, as of the time Coverage is being provided. This means that if the Coverage for similarly situated Executives or Dependents is modified, his coverage will be modified in the same manner. COBRA coverage generally will last for 36 months unless the Covered Person
                                                      ------
           lost Coverage because of a termination of employment (other than gross misconduct) or reduction in hours of employment, in which case, COBRA coverage will last for only 18 months. The 18-month coverage period may be extended to 29 months if the Covered Person is determined to be disabled by the Social Security Administration at the time of the Executive's termination of employment or reduction in hours, provided that the Covered Person notifies the Company within 60 days of the date of such determination and within the 18-month period.

           Special rules govern the COBRA coverage period when the Covered Executive becomes entitled to Medicare, a Retiree or his family member loses Coverage because of the commencement of bankruptcy proceedings concerning the Company, or if certain qualifying events occur within 18 or 29 months of a termination or reduction in hours of employment.

    6.5.   Termination of COBRA Coverage.  COBRA coverage will be terminated
                                                          ----
           (including retroactively) if:

           (A) The Covered Person becomes covered under any other group health plan (as an employee or otherwise) that does not contain any exclusion or limitation for any preexisting condition the Covered Person has that is covered by the Plan;

           (B)  The Covered Person becomes entitled to Medicare benefits;

           (C) A premium for the Covered Person's COBRA coverage is not paid and received within (30) days of its due date;

           (D) The Company no longer provides any group health coverage to any employee; or

           (E) Coverage was extended due to the Covered Person's disability and he is determined to be no longer disabled.

    6.6. Cost of COBRA Coverage. A Covered Person electing to continue Coverage under COBRA must pay to the Company on a monthly basis the entire amount due for such Coverage. The amount due will be no more than 102 percent of the Company's cost on a group basis, except that Persons who qualify for an extension of continuation Coverage on the basis of disability will be required to pay 150 percent (instead of 102 percent) of the Company's cost for each additional month of Coverage after the initial 18-month period. The first contribution must cover the period from the date Coverage would otherwise have terminated until the end of the month in which the first contribution is made. Subsequent contributions are due and payable on the first day of each month subject to a 30-day grace period during which grace period the contribution must be received. The first contribution must be received by the Administrator no later than 45 days after continuation Coverage is elected.

           In the event that a monthly contribution is not timely received by the first day of the month or within the next 30 days, coverage under
                                                                  --------------
           the Plan will be automatically terminated without notice as of the
           --------------------------------------------------------
           last day of the month for which a proper contribution was last received.

    6.7. Conversion Health Plans. If a Covered Person has COBRA coverage for the entire coverage period, he must be allowed to enroll in a conversion health plan if one is available to him under the Plan.

    6.8. Questions About COBRA Coverage. If a Covered Person has any questions about COBRA, he should contact the Claims Administrator. If a Covered Person's marital status changes, his Child loses Dependent status, he or his spouse change address, or other changes or events noted above occur, he must notify the Claims Administrator within the prescribed time period.

7.  LEAVES OF ABSENCE.

    7.1. General. An Executive who is granted an unpaid leave of absence shall be entitled to continue Coverage under this Plan if permitted under the Company's leave of absence policy, except as provided in subsection 7.2.

    7.2. Entitlement to Coverage During Family and Medical Leave. An Executive who has applied for and has been granted an FMLA Leave under the terms of the Company's FMLA Policy will continue to be eligible to participate in the Plan during the period of his FMLA Leave on the same conditions as would have applied if the Executive had not been on FMLA Leave. An Executive may choose not to retain health coverage under the Plan during FMLA leave.

    7.3. Duration of Coverage During Family and Medical Leave. Except as required by COBRA, if a "key employee" who is on FMLA Leave and has been notified by the Company that substantial or grievous economic injury will result from his reinstatement does not return from FMLA Leave, the Executive's entitlement to group health benefits continues unless and until the Executive advises the Company that the Executive does not desire restoration to employment at the end of the leave period, or FMLA Leave entitlement is exhausted, or reinstatement is actually denied. A "key employee" refers to an Executive who is among the highest paid 10 percent of employees employed within 75 miles of his worksite and as further defined in the regulations under the Family and Medical Leave Act.

    7.4. Disqualified Leave and Integration with COBRA. If the requested leave of absence does not qualify as a FMLA Leave in accordance with the provisions of the FMLA Policy, or the Executive's coverage is not continued under the Company's leave of absence policy, then the Covered Employee and any Covered Dependents (referred to as COBRA "Qualified Beneficiaries") will be offered COBRA continuation coverage under the Plan (as described in the COBRA section of the Plan).

           If a Qualified Beneficiary fails to timely pay a required premium for COBRA coverage, the continuation coverage of such Qualified Beneficiary under the Plan will cease in accordance with the Plan's COBRA procedures. If an Executive who did not elect COBRA coverage, or whose COBRA coverage was terminated, should return to Active Full-Time Work on the Company's executive payroll, such Executive (and his Dependents, if any) shall be eligible to participate in the Plan on the first day of Active Full-Time Service on the Company's Executive payroll.

8.  CONVERSION PRIVILEGE.

    8.1. General. This section does not continue group insurance, but permits the issuance of an individual medical expense policy under certain conditions.

    8.2. Eligibility for Conversion Privilege. An individual policy may be issued, subject to the terms of this section, only in the following cases:

           (A) All an Executive's Coverage under the Plan, including Coverage, if any, as to his Dependents, terminates because his employment terminates, or he ceases to be a member of the classes of employees then still eligible for Coverage. This does not apply to any person who becomes, or is, a Retiree.

           (B) All an Executive's Coverage, including Coverage, if any, as to his Dependents, terminates, or would otherwise terminate in the absence of any provision continuing coverage for Retirees, when the Executive becomes a Retiree.

           (C) An Executive's Employee - Only Coverage under the Plan continues but his Dependent Coverage for an individual terminates because the individual ceases to be a Dependent.

           In no event will an individual policy be available if Coverage terminates because the Plan discontinues in its entirety or with respect to all Executives of the Company or as to an eligible class or group of which the Executive is a member.

    8.3.   Right to Convert

           The Executive in 8.2(A) and (B), the Dependent in 8.2(C), or the Dependent(s) of an Executive whose employment terminates because of death prior to retirement will have the right to obtain an individual policy of insurance (the "converted policy") from the Claims Administrator without medical evidence of insurability. If the Executive is entitled to a conversion policy under 8.2(A) or (B), the Executive may obtain a converted policy which covers the Executive only or the Executive and all his Dependents who were covered under the Plan when the Executive's Coverage terminated. If the Executive's employment terminates due to death prior to retirement, a converted policy may be issued to cover all the Executive's Dependents or the Dependent Spouse only who are Covered under the Plan when the Executive's Coverage terminates. Written application for the converted policy must be made to the Claims Administrator within 31 days after the date that Coverage under this Plan terminates or would otherwise terminate in the absence of any provision continuing Coverage for Retirees;

    8.4.   Restrictions

           (A) The Claims Administrator may decline to issue a converted policy in any of the following instances:

                (1) If application for the converted policy is made in a jurisdiction in which the Claims Administrator is not authorized to issue or deliver the policy.

                (2) If Coverage under the Plan terminates before the Executive has been Covered under them for at least 3 months.

                (3) If any person who would be covered under the converted policy is, on the conversion date, covered under (a) or (b) below, covered or eligible for coverage under (c) below, or for whom benefits are required or available under (d) below, and such coverage provides similar benefits and would, with the converted policy, result in overinsurance or duplica-tion of benefits under the Claims Admin-istrator's standards for converted policies last made effective by the Claims Admin-istrator as to the jurisdiction in which the converted policy would be delivered.

                     (a) Any other hospital or surgical expense insurance policy.

                     (b) Any hospital service or medical expense indemnity corporation subscriber contract.

                     (c)  Any other group contract.

                     (d)  Any statute, welfare plan or program.

           (B) The Claims Administrator may decline to cover an individual under a converted policy in either of the following instances:

                (1) If Coverage for the Executive or a Dependent under the Plan terminated because the person had exhausted the Lifetime Maximum Benefit Amount available under the Plan.

                (2) If the law of the jurisdiction in which the Executive or Dependent resides prohibits the provision of benefits under the converted policy.

    8.5. Renewal. The converted policy will contain a provision giving the Claims Administrator the right to refuse renewal under certain stated conditions.

    8.6. Form of Converted Policy. The policy's form, and its terms, will be of a type or types offered by the Claims Administrator under the Company's conversion plan for group insurance conversions at the time the policy is applied for. It will have benefits at least in line with any law or regulation which applies. Upon request, the Claims Administrator will give details as to the type of policies offered.

    8.7. Premiums. The first premium for the converted policy must be paid within 31 days after the applicable termination date of Coverage under this Plan. The premium payable under the converted policy on its effective date will be the Claims Administrator's then customary rate for the insured individual's class and age, and the form and amount of insurance.

    8.8. Effective Date. The converted policy will become effective on the day after the applicable termination date of Coverage under this Plan.

    8.9. Converted Policy Provisions. The converted policy may contain either or both of the following:

           (A) A provision that benefits under it will be reduced by like benefits payable as to the individual under this Plan, for expenses Incurred after termination of Coverage under the Plan.

           (B) A provision that the Claims Administrator may, on any premium due date of the converted policy, request information as to any individual's coverage under Section 8.4(A)(3)(a) through (d). If the individual fails to furnish the information requested by the Claims Administrator, any benefits under the converted policy may be based on actual expenses incurred reduced by expenses to the extent covered or provided under those subsections (a) through (d).

           For any individual named in the converted policy, the converted policy is in exchange for all privileges and benefits under this Plan.

9.  CLAIMS.

    9.1. Submission of Claims. All claims for Benefits shall be submitted to the Claims Administrator by the Covered Person. Claims shall be made on properly completed forms approved by the Claims Administrator, with supporting documentation as required. The Claims Administrator shall decide whether a Benefit will be paid or denied after providing a full review of the claim and documentation submitted.

    9.2. Claim Form. The Claims Administrator shall furnish a claim form to the Covered Person. The Covered Person's claim shall include the dates, occurrence, and nature and extent of the claim.

    9.3. Time Limit for Claims. Claims in proper form and with all required information must be furnished to the Claims Administrator within 90 days. Later claims may be accepted only if, under the particular circumstances, the claim was furnished as soon as reasonably possible but no later than one (1) year after the date the claim is Incurred. No claim shall be accepted if it is received by the Claims Administrator after this period of time, unless the Covered Person is legally incapacitated as determined by the Claims Administrator.

    9.4. Examination. The Claims Administrator shall have the right and opportunity to arrange for the performance of an independent examination performed of the Covered Person whose Injury or Sickness is the basis of a claim under this Plan. Such examination shall be permitted as often as reasonably required while claim is being made and shall be done at no cost to the Covered Person.

    9.5. Right to Receive and Release Necessary Information. To determine how and when the terms and provisions of the Plan or other plans shall apply, the Claims Administrator may, without the consent of or notice to any person, release to or obtain from any organization or person any information it considers necessary or appropriate. Any Covered Person claiming Benefits shall furnish to the Claims Administrator any requested information that may be necessary or appropriate to implement this provision. Neither the Plan, the Company, the Claims Administrator nor the Administrator shall be responsible for the direct or indirect consequences of a Covered Person's failure to provide required information in a timely manner.

    9.6.   Payment of Claim.   All Benefits shall be paid to the Covered Persons
           unless subject to a direction to pay under Section 9.7. Should any claim under the Plan remain unpaid at the Covered Person's death, or if the Covered Person is a minor or is, in the opinion of the Claims Administrator, legally incapable of giving a valid receipt and discharge for any payment, the Claims Administrator may at its option pay the whole or any part of the Benefit, up to $1,000, to any of the Covered Person's relatives.

           Any payment made by the Claims Administrator shall constitute a complete discharge of the obligation under the Plan to the extent of such payment and neither the Plan nor the Company shall be required to oversee the application of the money so paid.

    9.7. Direction to Pay/Non-Assignability of Benefits. A Covered Person may direct payment of Benefits under this Plan to a Health Care Provider or institution which made the charges on which the Benefits are based if such direction is in writing and received by the Claims Administrator prior to payment of the Benefit. A Covered Person's direction to pay benefits shall not be considered an assignment of any rights under this Plan. The Claims Administrator may comply with the direction to pay unless the Covered Person submits a signed, written notice not to honor the direction to pay and the Claims Administrator receives it before the claim is submitted.

           A Covered Person is specifically prohibited from assigning any rights to Benefits or any other right the person may have arising under the terms of this Plan, except Medicaid assignments as described in the next paragraph. No other assignment shall be binding upon the Claims Administrator, Administrator or Plan.

    9.8. Medicaid Assignments. Notwithstanding any contrary provision of this Plan, to the extent required by the Omnibus Budget Reconciliation Act of 1993, P.L. 103-66, as it may be amended from time to time, payment for a Benefit with respect to a Covered Person will be made in accordance with any assignment of rights made by or on behalf of such Covered Person as required by a Medicaid Plan. In addition, to the extent that payment has been made under a Medicaid Plan in any case in which the Plan has a legal liability to make payment for items or services constituting such assistance, payment of any Benefit under the Plan will be made in accordance with any State law which provides that the State has acquired the rights with respect to a Covered Person to such payment for such items or services.

    9.9. Charges Reported in Foreign Currency. Benefits based on charges reported in foreign currency shall be determined in accordance with the rate of exchange between such currency and United States dollars in effect at the time Benefits are calculated.

    9.10. Facility of Payment. If payments made under any other plan should have been made under the Plan, the Claims Administrator shall have the right, exercisable in its discretion, to pay to any person or organization making such other payments any amounts it shall determine to be warranted in order to satisfy the intent of the Plan. Amounts so paid shall be deemed to be Benefits paid under the Plan and, to the extent of such payments, the Company, Plan, the Administrator and the Claims Administrator shall be fully discharged from liability under the Plan.

    9.11. Right of Recovery. Whenever payments have been made in excess of the amount provided by the Plan, the Claims Administrator shall have the right to:

           (A) Recover such payment, to the extent of any excess, from among one or more of the following, as the Claims Administrator should determine: any persons to or with respect to whom the payment was made, any insurance companies, or other organizations; and

           (B) Deduct the total or any partial amount of such payment from any Benefits payable under the Plan. Such deduction may be made against any claim for Benefits by a Covered Person or by any of his Covered Dependents if such payment is made with respect to such Covered Person or any person Covered or asserting Coverage as a Dependent of such Covered Person.

    9.12.  Subrogation.

           (A)  Plan's Right to Reimbursement.

                In the event of any Benefit payments made under the Plan to or on behalf of any Covered Person, the Plan shall, to the extent of such payments, be fully subrogated to all the rights of recovery and other rights of the Covered Person arising out of any claim or cause of action which may accrue because of the alleged accidental, negligent, intentional, or tortious conduct, act or omission, of another person or entity (hereinafter all such persons or entities shall be individually and collectively referred to as a "third party"). The Covered Person, by participation in the Plan, agrees that he and his estate, and the legal representative of his estate, shall be obligated and that the Plan shall be fully subrogated to any recovery or right of recovery that the estate may have against any third party, including without limitation, any wrongful death claim or action.

                The Covered Person, or the legal representative or beneficiaries of Covered Person or his estate, shall notify the Claims Administrator of any claim or lawsuit against a third party or insurance carrier within 30 days of the date that the claim is made or the lawsuit is filed. The Claims Administrator, on behalf of the Plan, also has the right to pursue any action to enforce its subrogation rights against a third party. The Claims Administrator may, in its discretion, elect not to enforce the Plan's subrogation rights to the extent consistent with its fiduciary obligations to the Plan.

           (B)  Covered Person's Agreement To Subrogation.

                The Covered Person, on behalf of himself and each beneficiary of a payment made on Covered Person's behalf, by accepting Benefits under the Plan, consents and agrees (1) that the Plan shall be promptly reimbursed for any payments made to or on the Covered Person's behalf under the Plan out of any monies recovered as the result of any lawsuit, judgment, order, award, settlement, compromise, arbitration or other arrangement, and (2) to include all Benefits paid or payable under the Plan in any liability or other claim against a third party. Furthermore, Covered Person and beneficiaries promise and agree to take such action, to furnish such information and assistance, to execute and deliver any assignments, reimbursement agreements and other instruments as the Claims Administrator may require to facilitate enforcement of the Plan's subrogation rights, and not to prejudice, or in any way detrimentally affect, such rights. The Plan's subrogation rights shall extend to all conceivable sources of recovery, other than the Plan itself, including, by way of example and not limitation, any and all automobile insurance coverage (including uninsured/underinsured motorist coverage), no-fault coverage, school insurance coverage, disability coverage and personal injury awards or settlements.

           (C)  Limitation To Plan's Subrogation Rights.

                The Plan's subrogation rights shall extend only to the recovery by the Plan of (1) the Benefits that it has paid or will pay to or on behalf of the Covered Person and (2) the cost of prosecuting the claim including reasonable attorney's fees and court and collection costs.

           (D)  Subrogation Rights Not Affected By Payment.

                The Plan's subrogation rights shall not be affected if Benefits are paid before the Claims Administrator obtains any additional agreement from the Covered Person (or from any other payee), or if the Claims Administrator does not request any such agreement. In addition, the failure or refusal of an Covered Person (or other payee, if applicable) to sign an agreement at the request of the Claims Administrator recognizing the Plan's subrogation rights shall result in a forfeiture of all Benefits payable to that Covered Person (or other payee) even if such Benefits have already been paid, and the Claims Administrator shall retain a right to recover paid Benefits which are forfeited; moreover, the Covered Person's failure or refusal shall not affect enforcement of the Plan's subrogation rights.

           (E)  Lien on Proceeds.

                The Claims Administrator, on behalf of the Plan, shall have a lien against the proceeds of any settlement, award or judgment that results from a claim or lawsuit by or on behalf of an Covered Person who received Benefits under the Plan. Notice of the lien is sufficient to establish the Plan's lien against the third party or insurance carrier. The Claims Administrator shall be entitled to (i) deduct the amount of the lien from any future claims payable to or on behalf of the Covered Person if
                (A) the lien is not repaid or otherwise recovered by the Claims Administrator or (B) the Covered Person or other claimant fails to promptly notify the Claims Administrator of a payment received from a third party or insurance carrier that is subject to the Plan's subrogation rights, and (ii) to otherwise take any action that the Claims Administrator deems necessary or appropriate to enforce the Plan's subrogation rights.

    9.13. Review and Appeal of Claim. If a claim is denied in whole or in part, the Claims Administrator shall provide the claimant with written notice of such denial. Such notice shall be written in a manner calculated to be understood by the claimant. It shall also state the specific reason or reasons for such denial, reference the specific plan provisions on which the denial is based, and explain the review procedure.

           To appeal an unfavorable determination, the claimant or his authorized representative must file a written application for review with the Claims Administrator within sixty (60) days of the receipt of a notice of denial of benefits. An appeal shall be considered as filed on the date received by the Claims Administrator. After the filing of an appeal and prior to a final decision on it, the claimant or his representative may review Plan Documents and submit issues and comments in writing.

           No later than 60 days after receipt of the request for the review, the Claims Administrator shall render a decision on the appeal, unless special circumstances, such as a request for a hearing, require a greater period of time. In such a case a final determination shall be rendered no more than 120 days after receipt of the request for review. If no decision is received within 120 days, the claim will be deemed to be denied without further action or notice.

    9.14. Authority of Claims Administrator. In making initial claim determinations, the Claims Administrator shall consider the terms and provisions of the Plan and shall have the power and discretion to construe such terms and provisions. All such determinations made by the Claims Administrator, whether in the case of an appeal from an initial claim denial or in the case of an initial determination which is not appealed, arising in connection with the administration, interpretation and/or application of the Plan shall be conclusive and binding upon all persons and entities.

    9.15. Interpretation and Administration. The Claims Administrator shall have the absolute right and power to administer and to interpret, construe and construct the terms and provisions of the Plan, including, without limitation, correcting any error or defect, supplying any omission, and reconciling any inconsistency with respect to matters delegated to the Claims Administrator under the Plan; provided, however, that with respect to the final determination of eligibility of individuals to become or continue as Covered Persons, such authority shall be reserved to the Administrator. The Claims Administrator shall have the absolute right and power to make all decisions that may impact a claim for Benefits, including factual determinations. Subject only to the claims review procedure set forth in the Plan, any determination, decision, computation, or interpretation made by the Claims Administrator under the Plan shall be final, binding and conclusive on all persons and entities.

           The Administrator reserves the absolute right and power to review all initial determinations and make all final determinations with respect to eligibility of individuals to become or continue as Covered Persons, and any such determination, decision, computation or interpretation made by the Administrator under the Plan shall be final, binding and conclusive upon all persons and entities.

           The Plan shall be interpreted by the Administrator or Claims Administrator, as applicable in accordance with the terms and provisions of the Plan and their intended meanings. However, the Claims Administrator shall have the discretion to make any findings of fact needed in the administration of the Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion it deems to be appropriate in its judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if
                                                       -- ----
           challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

           To the extent the Claims Administrator or another Plan fiduciary has been granted discretionary authority under the Plan, the prior exercise of such authority by the Plan fiduciary shall not obligate it to exercise its authority in a like fashion thereafter.

           If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by prior interpretations or other evidence of intent, or as determined by the Claims Administrator or, with respect to the final determination of eligibility of a Covered Person to participate in the Plan, the Administrator in its discretion, the provision shall be considered ambiguous and shall be interpreted by the Claims Administrator in a fashion consistent with its intent, as determined by the Claims Administrator or, with respect to the final determination of eligibility of a Covered Person to participate in the Plan, the Administrator. The Plan may be amended retroactively to cure any such ambiguity, notwithstanding anything in the Plan to the contrary.

           The provisions of this section may not be invoked by any person to require the Plan to be interpreted in a manner which is inconsistent with its interpretation by the Claims Administrator or, with respect to the final determination of eligibility of a Covered Person to participate in the Plan, the Administrator. All actions taken and all determinations by the Claims Administrator or by another Plan fiduciary shall be final and binding upon all persons claiming any interest in or under the Plan subject only to the claims review procedures of the Plan.

    9.16. Legal Actions. No action at law or in equity shall be brought to recover any benefit under the Plan after the expiration of 3 years from the deadline for filing claims.

    9.17. Qualified Medical Child Support Orders. Pursuant to the procedures established by the Plan with respect to the handling of a "qualified medical support child order" within the meaning of Section 609(a)(2)(A) of ERISA ("QMCSO"), in the event that the Plan receives a medical child support order that the Claims Administrator determines to be a valid QMCSO, any person who is an "alternate recipient" under such QMCSO shall be considered a Dependent covered under the Plan for all purposes of ERISA and as a Covered Person for purposes of the reporting and disclosure provisions of ERISA. Any payment of Benefits made pursuant to a QMCSO as reimbursement for Covered Expenses on behalf of an alternate recipient shall be made to the alternate recipient or to the alternate recipient's custodial parent or legal guardian, as determined by the Claims Administrator.

10. GENERAL PROVISIONS.

    10.1. Benefits. Benefits shall be subject to all terms, provisions, conditions, limitations and exclusions of the Plan.

    10.2. Compliance with Federal Law. The Plan shall comply with all federal laws and regulations to which it is subject. To the extent that any provision of the Plan is in conflict with any such federal law or regulation as determined by the Administrator, the federal law or regulation will control. If, in the opinion of the Administrator, the applicability of any such law or regulation is unclear, the Administrator shall have the right to decide the question of such applicability until the law is clarified by the appropriate governmental authority.

    10.3. Effective Times. Any change in Coverage under the Plan shall take effect as of 12:00:01 A.M. standard time at the Company's principal office on the effective date of such change.

           Termination of the Plan or of any Coverage hereunder shall take effect at 12:00:00 midnight standard time at the Company's principal office on the effective date of such termination.

           Plan Years and Plan months shall begin at 12:00:01 A.M. standard time at the Company's principal office on the dates involved, and they shall end at 12:00:00 midnight standard time at the end of the dates involved.

    10.4. Errors/Delays. Clerical errors or unintentional errors on records of the Administrator or Claims Administrator, and delays in making entries on such records, shall not affect Coverage.

    10.5. Entire Contract. The Plan Document (including any insurance policy providing benefits under this Plan) and the applications of the Covered Persons, including any required evidence of good health, shall constitute the entire contract of Coverage between the Company and the Covered Persons.

    10.6. Physical Examination and Autopsy. The Claims Administrator or Administrator reserves the right to examine any Covered Person, including an autopsy examination. Any such examination made will be at the expense of the Plan.

    10.7. Termination or Amendment of the Plan. The Company, through its duly authorized officers, may amend or terminate this Plan at any time for any reason by written instrument, including but not limited to, an amendment terminating, reducing or modifying any of these Plan provisions as to any Covered Person. Notwithstanding the above, no provision of the Plan regarding pediatric vaccines shall be amended except as permitted by the Omnibus Budget Reconciliation Act of 1933, P.L. 103-66, as it may be amended from time to time, or other applicable law.

    10.8. No Replacement for Workers' Compensation. The Plan does not replace Workers' Compensation or affect any requirement for Workers' Compensation coverage.

    10.9. Physician-Patient Relationship. The Plan is not intended to disturb the Physician-patient relationship. Physicians and other Health Care Providers are not agents or delegates of the Company, Administrator or the Claims Administrator. The actual provision of medical and other services on behalf of any Covered Person remains the sole prerogative and responsibility of the attending Physician or other Health Care Provider.

    10.10. Representations. Statements made by or on behalf of any person to obtain coverage under the Plan shall be deemed representations and not warranties.

    10.11. Misstatements of Eligibility Information. If any relevant information has been misstated or omitted by or on behalf of a person to obtain Coverage, correct information shall be used to determine whether and to what extent the Coverage shall be in force. The Administrator may rescind Coverage upon the discovery of any misstatement or omission.

    10.12. Mistake of Fact. When a Plan fiduciary becomes aware of any mistake of fact in a document, he shall correct the mistake and make any proper adjustment required. A fiduciary shall not be liable in any manner for any such determination made in good faith.

    10.13. Reliance on Documents and Information. Evidence required by the Claims Administrator or Administrator of anyone under the Plan may be made by any document which the Claims Administrator or Administrator considers acceptable. The Administrator shall be entitled to conclusively rely upon, and shall be protected for any action or failure to act taken in good faith in relying upon, any information furnished by an Executive or Retiree, Dependent, Company, Claims Administrator, or any accountant, counsel or other specialist appointed by the Administrator or the Claims Administrator.

    10.14. Waiver. The Administrator's or Claims Administrator's failure to enforce strictly any term or provision of the Plan shall not be construed as a waiver of such term or provision. The Administrator or Claims Administrator reserves the right to enforce strictly any term or provision of the Plan at any time, regardless of the nature or number of prior occurrences or the similarity of the circumstances.

    10.15. Plan Not a Contract of Employment. Nothing contained in the Plan shall be construed as (i) a contract of employment between the Company and any Executive, (ii) a right of any Executive to be continued in the employment of the Company, (iii) consideration or inducement for employment with the Company, (iv) a condition of employment between the Company and any Executive, or (v) a limitation of the right of the Company to discharge any Executive, with or without cause, at any time. All Executives shall be subject to discharge to the same extent as if the Plan had never been adopted.

    10.16. No Guarantee of Tax Consequences. No representation, commitment or guarantee is made that any amounts paid under the Plan will be excludable from the recipient's gross income for any tax purpose, or that any other tax treatment will apply or be available to such person.

    10.17. Severability. In the event that any term or provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall be fully severable and shall not affect the remaining terms and provisions of the Plan, and, furthermore, the Plan shall be construed and enforced as if the illegal or invalid term or provision had not been included herein.

    10.18. Construction. Whenever the context of the Plan so requires, any gender shall include the other genders, and words used in the singular or plural shall include the other. The words "herein," "hereof," "hereunder," and other similar compounds of the word "here" shall refer to the entire Plan, not to any particular article, section or provision of the Plan. Headings of articles and sections as used herein are inserted solely for convenience and reference and shall not create an inference, implication, or presumption of the construction of the Plan.

    10.19. Governing Law. The terms, conditions and provisions of the Plan shall be construed, governed and enforced under ERISA or other controlling federal law and, if not otherwise preempted, under the laws of the State of Texas. The Plan is an "employee welfare benefit plan", as defined in Section 3(l) of ERISA, as a plan maintained for the purpose of providing medical, hospital care, and other benefits as provided herein.

11. DEFINITIONS.

    The capitalized terms of the Plan shall have the meanings set forth below, except where the context clearly indicates otherwise.

    11.1. Accident. A sudden, unexpected, unusual, specific event that occurs at an identifiable time and place.

    11.2. Actively at Work or Active Full-Time Work. An Executive shall be deemed Actively at Work if he is performing all the regular duties of his occupation on the date in question.

    11.3. Administrator. The Benefits Administrative Committee of Lyondell Petrochemical Company, which is the plan administrator for purposes of ERISA. Pursuant to the terms and conditions of the Plan, the Administrator may delegate its fiduciary duties to a third party administrator.

    11.4. Benefits. Benefits provided by the Plan for payment or reimbursement of Covered Expenses.

    11.5.  Birthing Center.  A freestanding facility which must:

           (A)  Meet licensing standards.

           (B) Be set up, equipped and run to provide prenatal care, delivery and immediate postpartum care.

           (C)  Make charges.

           (D) Be directed by at least one Physician who is a specialist in obstetrics and gynecology.

           (E) Have a Physician or certified nurse midwife present at all births and during the immediate postpartum period.

           (F) Extend staff privileges to Physicians who practice obstetrics and gynecology in an area hospital.

           (G) Have at least 2 beds or 2 birthing rooms for use by patients while in labor and during delivery.

           (H) Provide, during labor, delivery and the immediate postpartum period, full-time skilled nursing services, under the direction of a registered graduate nurse (R.N.) or certified nurse midwife.

           (I) Provide, or arrange with a facility in the area for, diagnostic x-ray and laboratory services for the mother and the child.

           (J) Have the capacity to administer a local anesthetic and to perform minor surgery, including episiotomy and repair of perineal tear.

           (K) Be equipped and have trained staff to handle medical emergencies and provide immediate support measures to sustain life if complications arise during labor or if a child is born with an abnormality which impairs function or threatens life.

           (L)  Accept only patients with low risk pregnancies.

           (M) Have a written agreement with a Hospital in the area for emergency transfer of a patient or a child. Written procedures for such a transfer must be displayed and the staff must be aware of them.

           (N) Provide an ongoing quality assurance program including reviews by Physicians who do not own or direct the facility.

           (O)  Keep a medical record on each patient and child.

    11.6. Board and Room Charges. The institution's charges for board and room and its charges for other Necessary institutional services and supplies, made regularly at a daily or weekly rate as a condition of occupancy of the type of accommodations occupied, based on (i) the institution's average daily private room and board rate, (ii) if the institution is a Hospital and the Claims Administrator determines it Necessary, the Hospital's intensive care unit rate or (iii) if the institution is a Convalescent Facility without private rooms, the average private room and board rate for similar institutions in the area. Board and Room Charges shall include any general nursing services provided by the staff of the institution.

    11.7.  Child.

           (A) The Covered Person's natural child, legally adopted child or step child,

           (B) any child under the age of 18 who is placed for adoption with the Covered Person, or

           (C) any other child for whom the Covered Person is a legal guardian or managing conservator.

    11.8. Claims Administrator. Except as otherwise may be designated by the Administrator, AEtna Life Insurance Company shall be the Claims Administrator.

    11.9. COBRA. The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

    11.10. Company.  Lyondell Petrochemical Company and any successor thereto.

    11.11. Convalescent Facility. An institution (or distinct part thereof) that:

           (A) Is licensed to provide and is engaged in providing, on an in-patient basis, for persons convalescing from Injury or Sickness, professional nursing services rendered by a registered graduate nurse (R.N.) or by a licensed practical nurse (L.P.N.) under the direction of a registered graduate nurse, physical restoration services to assist patients to reach a degree of body functioning to permit self-care in essential daily living activities;

           (B) Provides services for compensation from its patients and under the full-time supervision of a Physician or registered graduate nurse;

           (C) Provides 24 hour per day nursing services by licensed nurses, under the direction of a full-time registered graduate nurse;

           (D)  Maintains a complete medical record of each patient;

           (E)  Has an effective utilization review plan; and

           (F) Is not, other than incidentally, a place for rest, the aged, mental retardation, Custodial Care, Educational Care, or care of Substance Dependency or Mental Health Problems.

    11.12. Cover, Covered and Coverage.  Coverage under the Plan.

    11.13. Covered Expenses or Covered Medical Expenses. Charges for which Benefits are specifically provided under the provisions of this Plan.

    11.14. Covered Person. An Executive, Retiree or Dependent while covered under the Plan. With reference to an Executive's Dependent, "covered under the Plan" shall mean that the Executive has Coverage for that Dependent, except as otherwise may be required under COBRA.

    11.15. Custodial Care. Care consisting of services and supplies, provided to a Covered Person in or out of an institution, primarily to assist in daily living activities, whether or not the Covered Person is disabled, and no matter by whom recommended or furnished.

           Board and room and skilled nursing services are not, however, considered Custodial Care (i) if provided during confinement in an institution for which Coverage is available under this Plan, and (ii) if combined with other Necessary therapeutic services, under accepted medical standards, which can reasonably be expected to substantially improve the Covered Person's medical condition.

    11.16. Dentist. A legally qualified dentist or a Physician authorized by his license to perform, at the time and place involved, the particular dental procedure rendered by him.

    11.17. Dependent.

           (A)  The Spouse of a Covered Executive or Retiree;

           (B) Any unmarried Child to the end of the month in which he attains age 19;

           (C) Any unmarried Child from his 19th birthday to the end of the month in which he attains age 25 provided that the Child depends on the Covered Executive or Retiree for the majority of his support on the date the expense is Incurred.

           (D) Any unmarried Child from his 19th birthday, provided the Child was Covered as a Dependent before age 19 and became incapacitated or incapable of employment due to a mental or physical handicap which occurred before the Child became 19, provided, further, that the Covered Person provides satisfactory verification of continued incapacity to the Administrator when requested.

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

           (E) Any child who is required to be treated as a Dependent under the terms of any valid qualified medical child support order.

           Except as otherwise required under a valid qualified medical child support order, the term "Dependent" shall not include any person who
           (i) does not qualify as a Dependent for whom an exemption is claimed by the Covered Executive or Retiree on his current federal tax return filed in compliance with the Internal Revenue Code of 1986, as amended, (ii) does not live with the Covered Executive in a regular parent-child relationship, if the person is a Child, (iii) is on active duty with the armed forces of any country. A Dependent Child of parents who are both Covered Executives will be considered the Dependent of both parents.

    11.18. Diagnosis Related Group (DRG). Classifications of inpatient cases which group inpatients by principal diagnosis and other relevant factors.

    11.19. DRG Amount. A predetermined charge for each Diagnosis Related Group, as determined by any applicable law or regulation, or otherwise by the Claims Administrator.

    11.20. Durable Medical Equipment. Equipment for medical or surgical purposes that

           (A) is designed to withstand prolonged use in the treatment of a Sickness or Injury,

           (B)  is suitable for use in the Covered Person's home;

           (C) is not normally of use to persons who do not have a Sickness or Injury;

           (D)  is not normally for use in altering air quality or temperature;

           (E) is not for the purpose of exercise or training of persons who do not have a Sickness or Injury.

    11.21. Effective Date. October 1, 1990, the effective date of this amendment and restatement of the Plan.

    11.22. Effective Treatment of Substance Dependency. A program of Substance Dependency therapy that is prescribed and supervised by a Physician and meets either of the following:

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

           (A) The Physician certifies that a follow-up program has been established which includes therapy by a Physician, or group therapy under a Physician's direction, at least once per month.

           (B) It includes attendance at least twice a month at meetings of organizations devoted to the therapeutic treatment of Substance Dependency.

           Treatment solely for detoxification or primarily for maintenance care is not considered effective treatment. Detoxification is care aimed primarily at overcoming the aftereffects of a specific episode of Substance Dependency. Maintenance care consists of the providing of an environment without access to alcohol or one or more Controlled Substances or Illegal Drugs.

    11.23. Executive. An individual who is employed by the Company and is paid on the Company's executive payroll or a former Executive whom the Company determines shall continue to be eligible to participate under this Plan.

    11.24. ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the implementing regulations issued thereunder by the appropriate governmental authority. References herein to any Section of ERISA shall include reference to any successor section of ERISA.

    11.25. Experimental. A treatment, procedure, device or drug which the Claims Administrator, in the exercise of its discretion, determines does not constitute accepted medical practice under the standards of a reasonably substantial, qualified, responsible and relevant segment of the medical community after taking into account whether the treatment, procedure, drug or device is Necessary.

           The Claims Administrator shall make an evaluation of the Experimental standing of a specific treatment, procedure, device or drug. The decision of the Claims Administrator shall be rendered following a review of the case and the proposed treatment.

    11.26. FMLA Leave. Leave approved in accordance with the Company's FMLA Policy.

    11.27. FMLA Policy. The Lyondell Petrochemical Company Family and Medical Care Leave Policy.

    11.28. Freestanding Surgical Facility. A specialized institution which meets all of the following requirements:

           (A) It is permanently established, equipped and operated solely to accommodate the performance of outpatient surgery by Physicians who are legally authorized to perform surgery;

           (B) It has at least two operating rooms and at least one recovery room; is equipped to perform diagnostic lab and x-ray procedures in connection with surgery; has resuscitation equipment for emergencies resulting from surgery, a blood bank and other blood supplies;

           (C) It has the full-time services of registered nurses for patient care in operating and recovery rooms;

           (D) It has a written agreement with one or more Hospitals in the area for immediate acceptance of patients who develop complications or require post-operative confinement; and

           (E) It has an organized medical staff supervising its operations as required by established policy and maintains adequate medical records for all patients.

    11.29. Health Care Provider. Any Physician, registered graduate nurse, licensed practical nurse, home health aide, speech or physical therapist, licensed social worker or family counselor or Hospital, facility, laboratory or other individual or entity that provides services which are eligible for reimbursement under the Plan as Covered Expenses.

    11.30. Home Health Care. Services that are rendered pursuant to a Home Health Care Plan and which are Necessary to treat an Injury or Sickness for which a Covered Person would otherwise have required inpatient confinement in a Hospital or similar institution and are rendered pursuant to a Home Health Care Plan. Home Health Care services shall be limited to:

           (A) Part-time or intermittent nursing care rendered by a registered nurse or a licensed practical nurse under the supervision of a registered nurse;

           (B) Physical, occupational and speech therapy rendered or supervised by a duly qualified therapist;

           (C)  Medical supplies, drugs and medicines prescribed by a Physician;

           (D) Laboratory services that would have been provided had the Covered Person been confined in a Hospital;

           (E) Part-time or intermittent home health aide services provided in the Covered Person's home. Such services shall consist primarily of patient care of a medical or therapeutic nature.

           Home Health Care shall not include (i) services or supplies that are rendered by a person who ordinarily resides in the Covered Person's home or is a member of the Covered Person's or his spouse's family;
           (ii) custodial care; (iii) transportation services; (iv) services or supplies furnished while the Covered Person is not under the continuous care of a Physician.

    11.31. Home Health Care Agency. An agency or organization which meets fully every one of the following requirements:

           (A) It is primarily engaged in and duly licensed, if such licensing is required, by the appropriate licensing authority to provide skilled nursing services and other therapeutic services.

           (B) It has policies established by a professional group associated with the agency or organization. This professional group must include at least one Physician and at least one registered graduate nurse (R.N.) to govern the services provided and it must provide for full-time supervision of such services by a Physician or by a registered graduate nurse (R.N.).

           (C)  It maintains a complete medical record on each patient.

           (D)  It has a full-time administrator.

    11.32. Home Health Care Plan. A program for care and treatment of the Covered Person established and approved in writing by such Covered Person's attending Physician. The attending Physician must certify that the proper treatment of the disease or injury would require confinement as a resident inpatient in a Hospital or Convalescent Facility in the absence of the services and supplies provided as part of the home health care plan.

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

    11.33. Hospice Care. Care given to a Terminally Ill Covered Person by or under arrangements with a Hospice Care Agency. The care must be part of a Hospice Care Program.

           Hospice Care shall not include charges for bereavement counseling, funeral arrangements, pastoral counseling, financial or legal counseling, homemaker or caretaker services for the Covered Person or his family, transportation, home maintenance or respite care, or any charges for which Benefits are payable under any other section of this Plan or any other plan maintained by the Company.

    11.34. Hospice Care Agency.  An agency or organization which:

           (A)  Has Hospice Care available 24 hours a day.

           (B) Meets any licensing or certification standards set forth by the jurisdiction where it is.

           (C)  Provides:

                (1)  Skilled nursing services.
                (2)  Medical social services.
                (3)  Psychological and dietary counseling.
                (4)  Bereavement counseling for the immediate family.

           (D)  Provides or arranges for other services which will include:

                (1)  Services of a Physician.
                (2)  Physical or occupational therapy.
                (3) Part-time home health aide services which mainly consist of caring for Terminally Ill individuals.
                (4) Inpatient care in a facility when needed for pain control and acute and chronic symptom management.

           (E)  Has personnel which include at least:

                (1)  One Physician.
                (2)  One registered nurse (R.N.).
                (3) One licensed or certified social worker employed by the Agency.
                (4)  One pastoral or other counselor.

           (F)  Establishes policies governing the provision of Hospice Care.

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           (G)  Assesses the patient's medical and social needs.

           (H)  Develops a Hospice Care Program to meet those needs.

           (I) Provides an ongoing quality assurance program, including reviews by Physicians, other than those who own or direct the Agency.

           (J) Permits all area medical personnel to utilize its services for their patients.

           (K)  Keeps a medical record on each patient.

           (L) Utilizes volunteers trained in providing services for non-medical needs.

           (M)  Has a full-time administrator.

    11.35. Hospice Care Program.  A written plan of Hospice Care, which:

           (A) Is established by and reviewed from time to time by a Physician attending the Covered Person and appropriate personnel of a Hospice Care Agency;

           (B) Is designed to provide (i) palliative and supportive care to Terminally Ill Covered Persons and (ii) supportive care to their families;

           (C) Includes (i) an assessment of the Covered Person's medical and social needs and (ii) a description of the care to be rendered to meet those needs.

    11.36. Hospice Facility.  A facility, or distinct part of one, which:

           (A) Mainly provides inpatient Hospice Care to Terminally Ill Covered Persons.

           (B)  Charges its patients.

           (C) Meets any licensing or certification standards set forth by the jurisdiction where it is.

           (D)  Keeps a medical record on each patient.

           (E) Provides an ongoing quality assurance program, including reviews by Physicians other than those who own or direct the facility.

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           (F)  Is run by a staff of Physicians, at least one who must be on call at all times.

           (G) Provides, 24 hours a day, nursing services under the direction of a registered nurse (R.N.).

           (H)  Has a full-time administrator.

    11.37. Hospital.  An institution meeting all the following tests:

           (A) It engages primarily in providing, on an inpatient basis, diagnostic and therapeutic facilities for surgical and medical diagnosis, treatment, and care of injured and sick persons.

           (B) Its services are provided for compensation by its patients and under the supervision of a staff of Physicians.

           (C) It provides 24 hour per day registered graduate nursing (R.N.) services.

           (D) It is not, other than incidentally, a nursing home, a place for rest, or for the aged or substance dependents.

    11.38. Incurred. The charge for a service or supply is considered to be incurred on the date the service was rendered or the item furnished. In the absence of due proof to the contrary when a single charge is made for a series of services, each service will be considered to bear a pro rata share of the charge.

    11.39. Injury. Accidental bodily injury that (i) is sustained by a person while he or she is covered under the Plan and (ii) does not arise out of (or in the course of) any work performed by the Covered Person for pay or profit or result in any way from an Injury that does arise from such work. Such injury must result in loss directly and independently of all other causes. All bodily injuries caused by one Accident shall be considered as one Injury.

    11.40. Intensive Care Unit. An area within a Hospital which is specifically reserved, specially equipped, and specially staffed by the Hospital for the treatment and care of patients who are so critically ill as to required extraordinary, continuous, and intensive nursing care for the preservation of life.

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    11.41. Medical Emergency. The sudden and unexpected onset of acute conditions requiring medical care such as heart attacks, cardiovascular accidents, poisoning, loss of consciousness or respiration.

    11.42. Medicare. The "Health Insurance For The Aged and Disabled" part of the U.S Social Security Act, as now constituted or later amended.

    11.43. Medicare Eligibility. A Covered Person is "eligible for Medicare" during any period he either has coverage under Medicare or, while otherwise qualifying for coverage under Medicare, does not have such coverage solely because he has refused, discontinued, or failed to make any necessary application for, Medicare Coverage.

    11.44. Mental Health Problems. A disease or condition (i) for which treatment is rendered by a Health Care Provider acting within the scope of his license or certification to provide care for Mental Health Problems defined in (ii); (ii) that is (a) classified as a mental disorder in the current edition of International Classification of Diseases published by the United States Department of Health and Human Services, (b) listed in the current edition of Diagnostic and Statistical Manual of Mental Disorders published by the American Psychiatric Association or (c) determined to be a Mental Health Problem by the Claims Administrator, in its discretion.
           Mental Health Problems shall include, but shall not be limited to, mental, adjustment, anxiety, mood, eating, psychoneurotic and personality disorders, but shall specifically exclude non-medical conditions such as family or marital problems.

    11.45. Necessary. Coverage is only provided for a service or supply which, as determined by the Claims Administrator in its sole discretion, is necessary for the diagnosis, care, or treatment of the physical or mental condition involved whether or not prescribed, recommended or approved by the attending Physician or dentist. The service or supply must be widely accepted professionally in the United States as effective, appropriate, and essential based upon recognized standards of the health care specialty involved.

           In no event will the following be considered to be Necessary:

           (A) Those services rendered by a Health Care Provider that do not require the technical skills of a Health Care Provider.

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           (B)  Those services and supplies furnished mainly for the personal comfort or convenience of the Covered Person, any person who cares for him, or any person who is part of his family.

           (C) Those services and supplies furnished to Covered Person solely because he is an inpatient on any day on which the Covered Person's physical or mental condition could safely and adequately be diagnosed or treated while not confined.

           (D) That part of the cost which exceeds that of any other service or supply that would have been sufficient to safely and adequately diagnose or treat the Covered Person's physical or mental condition.

    11.46. Non-occupational Disease. A disease is considered non-occupational only if it does not arise out of (or in the course of) any work for pay or profit nor, in any way, results from a disease which does. However, if proof is furnished to the Claims Administrator that an individual covered under a Worker's Compensation Law (or other law of similar purpose), is not covered for a particular disease under such law, that disease shall be considered "non-occupational" regardless of its cause.

    11.47. Non-occupational Injury. An injury is considered non-occupational only if it is an accidental bodily injury and does not arise out of (or in the course) any work for pay or profit nor, in any way, results from an injury which does.

    11.48. Obstetric Care. The following items prescribed by a Physician and required solely to manage pregnancy and/or to treat Sickness caused directly by pregnancy, excluding all services and supplies furnished by a Hospital, a pathologist, a radiologist, an anesthesiologist and an assistant surgeon in connection with inpatient confinement:

           (A) Drugs, medicines, diagnostic tests and medical equipment for monitoring or testing;

           (B) Services rendered by a Physician during the course of or immediately following termination of pregnancy, including, but not limited to, Cesarean or vaginal delivery, episiotomy and treatment for ectopic pregnancy and spontaneous abortion and voluntary abortion; and

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           (C)  One visit to a Physician following termination of pregnancy.

    11.49. Office Visit. Services rendered by a Physician at the Physician's place of business (other than a Hospital, Skilled Nursing Facility, Convalescent Facility, Treatment Facility or Hospice) for which Covered Medical Expenses are Incurred.

    11.50. Orthodontic Treatment. Any medical or dental service or supply furnished to prevent, diagnose, or correct a misalignment of the teeth, bite, or jaws or jaw joint relationships, whether or not for the purposes of relieving pain, excluding the installation of a space maintainer or a surgical procedure to correct malocclusion.

    11.51. Period of Hospital Confinement. As to Hospital Expense Benefits and In-Hospital Physician Expense Benefits, all Hospital confinements of a Covered Person will be considered as beginning during one period of disability (regardless of any interruption in Coverage). However, the latest confinement will not be considered as having begun during the same period of disability as prior confinements if any of the following applies:

           (A) No cause of the latest confinement can be connected with a cause of any prior confinement.

           (B) A cause of the latest confinement can be connected with a cause of a prior confinement but, between the last previous connected confinement and the latest confinement the Covered Person has recovered from all causes of the prior connected confinements.

           (C) The Covered Person is an active Executive and has returned to active work for a full day; or

           (D) The Covered Person is a Retiree or Dependent and has not been confined in a hospital for at least 90 days.

    11.52. Pharmacy. An establishment where Prescription Drugs are legally dispensed.

    11.53. Physician. A legally qualified physician. However, if another practitioner lawfully performs a service for which a Benefit is provided under this Plan when performed by a Physician and if applicable law requires the recognition of such practitioner under this Plan, the term "Physician" will also include such a

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           practitioner but only to the extent required by law.  For purposes of determining Mental Health Problem Benefits, a legally qualified Physician will also include a licensed or certified psychologist, a licensed social worker and a licensed family and child counselor who is under the direct supervision of a psychiatrist or a licensed or certified psychologist, if the care of the social worker or counselor

                (1)  is required to diagnosis or treat the Mental Health
                     Problem;

                (2) the patient has been referred by a licensed psychologist or a Physician; and

                (3) the patient is directly and personally attended to by the licensed psychologist or Physician at least once for every four visits to the social worker or counselor.

    11.54. Plan. The Lyondell Petrochemical Company Executive Medical Plan, as described herein, as it may be amended from time to time.

    11.55. Plan Document. The document setting forth the terms and conditions of the Lyondell Petrochemical Company Executive Medical Plan, as amended and restated effective October 1, 1990, including any insurance contract.

    11.56. Plan Year.  The calendar year.

    11.57. Prescription. An order of a Physician or other health care professional, acting within the scope of his or her license and legal authority, for a Prescription Drug. Any oral Prescription must promptly be recorded in writing by the Pharmacy.

    11.58. Prescription Drugs. A drug, biological or compounded Prescription which, by federal law, may be dispensed only by Prescription and which is required to be labeled as such; injectable insulin, disposable needles and syringes and disposable diabetic supplies; smoking cessation aids prescribed by a Physician.

    11.59. Reasonable Charge. The Reasonable Charge for a service or supply is the lower of (i) the Health Care Provider's usual charge for furnishing it; and (ii) the charge the Claims Administrator determines to be the prevailing charge level in the geographic area where it is furnished.

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           In determining the Reasonable Charge for a service or supply that is unusual, not often provided in the area, or provided by only a small number of Health Care Providers in the area, the Claims Administrator may take into account factors, such as (i) the complexity; (ii) the degree of skill needed; (iii) the type of specialty of the Health Care Provider; (iv) the range of services or supplies provided by a facility; and (v) the prevailing charge in other areas.

           When a Hospital or other facility is required to charge the DRG Amount for a service or supply, the DRG Amount will be considered the Reasonable Charge.

    11.60. Retiree. A former Executive who was a member of this Plan maintained by the Company and who, while a member of this Plan,

           (A)  Terminated employment after attainment of age 62, or

           (B) Retired at any time with an immediate retirement allowance from a retirement plan of the Company, or

           (C) Retired with a disability retirement allowance from a retirement plan of the Company.

           Notwithstanding any contrary provision of the Plan, if a former Executive's Coverage is extended pursuant to the other provisions of the Plan, and if such former Executive is eligible to receive an immediate retirement allowance from a retirement plan of the Company and elects to have his retirement allowance commence no later than the day following the last day of such extended participation in the Plan, then such former Executive shall be deemed to be a Retiree for purposes of the Plan.

    11.61. Sickness. For purposes of this Plan, any of the following, whether or not diagnosed, treated or requiring treatment: ill health, disease, pregnancy and bodily or mental infirmity or disorder including Mental Health Problems and Substance Dependency. All Sicknesses which are due to the same cause or related causes shall be considered as one Sickness.

           Notwithstanding the foregoing, the term "Sickness" does not include any disease or other bodily or mental infirmity or disorder that arises out of or in the course of any work for pay or profit or results in any way from a disease that does. A disease or other bodily

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

           or mental infirmity or disorder will be deemed not to arise out of work for pay or profit if the Covered Person provides proof that the Claims Administrator, in its discretion, determines to be sufficient evidence that the Covered Person is covered under any type of workers' compensation law and is not eligible to receive benefits for that disease, bodily or mental infirmity or disorder under such workers' compensation law.

    11.62. Skilled Nursing Care. Services of a registered nurse or a licensed nurse that require the education, training and technical skills of a registered nurse or a licensed nurse, including the administration of oral medicines required by law to be dispensed by a registered or licensed nurse. Skilled Nursing Care shall not include:

           (A) The portion of any nursing care that does not require the education, training and technical skills of a registered nurse or a licensed nurse, including transportation, meal preparation, charting of vital signs or companionship activities;

           (B) Private duty nursing care given while the person is an inpatient in a hospital or other health care facility;

           (C) Care provided to help a person in the activities of daily life, such as bathing, feeding, personal grooming, dressing, getting in and out of bed or a chair, or toileting;

           (D) Care provided solely for skilled observation except for care following the occurrence of (1) a change in medication of the Covered Person; (2) the need for Emergency medical services provided by a Physician or the onset of symptoms indicating the likely need for such services; (3) surgery or (4) release from inpatient confinement; or

           (E) Any service provided solely to administer oral medicines, except where applicable law requires that such medicines be administered by a registered nurse or a licensed nurse.

    11.63. Spouse. The Executive's or Retiree's legally qualified spouse as determined under the laws of the state in which the Executive or Retiree primarily resides while Covered.

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    11.64. Substance Dependency.  The current and habitual use of alcohol or one or more Controlled Substances or Illegal Drugs or such other substance as may be determined by the Claims Administrator, in its discretion. "Controlled Substance" means a drug or substance listed in the Federal Controlled Substances Act and includes, but is not limited to, marijuana, hashish, heroin, cocaine, phencyclidine (PCP), benzodiazepines, narcotics, opiates, hallucinogens, inhalants and any other substances which have either a stimulant or depressant effect on the central nervous system, such as amphetamines or barbiturates. "Illegal Drug" means any drug which (i) is not legally obtainable,
           (ii) is legally obtainable but has not been legally obtained, or
           (iii) has been legally obtained but is not being used for prescribed purposes or in a prescribed manner.

    11.65. Surgical Services. The professional services of the operating Physicians in performing a surgical procedure on a Covered Person, including related preoperative and post-operative care, and the administering of an anesthetic by the Physician. A "surgical procedure" is any procedure in the following categories:

           (A) Incision, excision, or electrocauterization of any part of the body.

           (B)  Manipulative reduction of a fracture or dislocation.

           (C)  Suturing of a wound.

           (D) Endoscopic removal of a stone or foreign object from the larynx, bronchus, trachea, esophagus, stomach, urinary bladder, or ureter.

           (E)  An obstetrical procedure.

    11.66. Terminally Ill.  A medical prognosis of 6 months or less to live.

    11.67. Total Disability and/or Totally Disabled.  In the case of

           (A) An Executive, his inability due to Injury or Sickness to engage in any occupation or employment for wages or profit, as determined in accordance with the provisions of the Company's Long-Term Disability Plan; and

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           (B)  A Dependent or Retiree, his inability due to Injury or Sickness to perform activities normal to persons of like age and sex in good health.

    11.68. Treatment Facility. As the term applies to the treatment of Substance Dependency, an institution, or a distinct part of an institution, meeting all of the following tests:

           (A) It is primarily engaged in providing, for compensation from its patients, a program for diagnosis, evaluation, and Effective Treatment of Substance Dependency.

           (B) It provides all medical detoxification services on the premises, 24 hours a day.

           (C) It provides all normal infirmary-level medical services required for the treatment of any disease or Injury manifested during the treatment period, whether or not related to the Substance Dependency. Also it provides, or has an agreement with a Hospital in the area to provide, any other medical services that may be required.

           (D) At all times during the treatment period, it is under the continuous supervision of a staff of Physicians and it continuously provides skilled nursing services by licensed nursing personnel under the direction of a full-time registered graduate nurse.

           (E) It prepares and maintains a written individual plan of treatment for each patient based on a diagnostic assessment of the patient's medical, psychological and social needs with documentation that the plan is under the supervision of a Physician.

           (F) It meets any applicable licensing standards established by the jurisdiction in which it is located.

    11.69. Treatment of a Mental Health Problem. Includes only treatment of a Mental Health Problem not related to, accompanying or resulting from the Covered Person's Substance Dependency.

                                       88